UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Sonic Automotive, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4401 Colwick Road

Charlotte, North Carolina 28211

March 12, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:30 a.m. on Wednesday, April 18, 2012, at Charlotte Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.

The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you plan to attend the meeting on April 18, 2012, it is important that your shares be represented. To ensure that your vote will be received and counted, at your earliest convenience please follow the instructions for voting your shares provided in the accompanying proxy statement, together with your proxy card or notice letter or the voting instructions you receive by e-mail or that are provided via the Internet. Your vote is important regardless of the number of shares you own.

On behalf of the Board of Directors

Sincerely,

O. BRUTON SMITH

Chairman and Chief Executive Officer

VOTING YOUR PROXY IS IMPORTANT

SONIC AUTOMOTIVE, INC.

NOTICE OF MEETING

Charlotte, NC

March 12, 2012

The Annual Meeting of Stockholders of Sonic Automotive, Inc. (“Sonic”) will be held at Charlotte Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina on Wednesday, April 18, 2012, at 10:30 a.m. (the “Annual Meeting”), for the following purposes as described in the accompanying Proxy Statement.

1.        To elect nine directors;

2.        To approve, on a non-binding advisory basis, Sonic’s executive compensation as disclosed in the accompanying proxy statement;

3.        To approve the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors;

4.        To approve the Sonic Automotive, Inc. 2012 Stock Incentive Plan;

5.        To ratify the appointment of Ernst & Young LLP as Sonic’s independent public accountants for the year ending December 31, 2012; and

6.        To transact such other business as may properly come before the meeting.

Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock (collectively, the “Voting Stock”) at the close of business on February 21, 2012 will be entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to vote. For specific voting instructions, please refer to the information provided in the accompanying proxy statement, together with your proxy card or notice letter or the voting instructions you receive by e-mail or that are provided via the Internet. Returning your proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

Stephen K. Coss
Senior Vice President, General Counsel and Secretary

Important Note: To vote shares of Voting Stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy.

SONIC AUTOMOTIVE, INC.

PROXY STATEMENT

March 12, 2012

GENERAL

Introduction

The Annual Meeting of Stockholders of Sonic Automotive, Inc. (“Sonic” or the “Company”) will be held on Wednesday, April 18, 2012 at 10:30 a.m., at Charlotte Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina (the “Annual Meeting”), for the purposes set forth in the accompanying notice. Only holders of record of Sonic’s Class A Common Stock (the “Class A Common Stock”) and Class B Common Stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock” or “Voting Stock”) at the close of business on February 21, 2012 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement and form of proxy are furnished to stockholders in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting, and at any and all adjournments thereof, and are first being sent or made available to stockholders on or about March 19, 2012.

Proxies in the appropriate form, properly executed and duly returned and not revoked, will be voted at the Annual Meeting, including adjournments. Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in accordance with the specification. If no specification is made, proxies will be voted (i) in favor of electing Sonic’s nine nominees to the Board of Directors; (ii) in favor of the proposal to approve, on a non-binding advisory basis, Sonic’s executive compensation as disclosed in this proxy statement; (iii) in favor of the proposal to approve the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan For Non-Employee Directors (the “2012 Formula Plan”); (iv) in favor of the proposal to approve the Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”); (v) in favor of the proposal to ratify the appointment of Ernst & Young LLP as the independent accountants of Sonic and its subsidiaries for the year ending December 31, 2012; and (vi) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting.

Methods of Voting

If your shares of Class A Common Stock are registered directly in your name, you may vote by mail, by telephone, over the Internet or in person at the Annual Meeting. If your shares of Class A Common Stock are held in the name of your broker or other nominee, you may vote by mail, by telephone, over the Internet or in person at the Annual Meeting. If you are a registered holder of Class B Common Stock, you may vote by mail or in person at the Annual Meeting. Votes submitted by mail, by telephone or over the Internet must be received by 11:59 p.m., Eastern Time, on Tuesday, April 17, 2012.

Voting by Mail.    By signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials delivered by mail, you are authorizing the individuals named on the proxy card to vote your Voting Shares at the Annual Meeting in the manner you indicate.

Voting by Telephone.    To vote by telephone, please follow either the instructions included on your proxy card or notice letter or the voting instructions you receive by e-mail or that are being provided via the Internet. If you vote by telephone, you do not need to complete and mail a proxy card.

Voting over the Internet.    To vote over the Internet, please follow either the instructions included on your proxy card or notice letter or the voting instructions you receive by e-mail or that are being provided via the Internet. If you vote over the Internet, you do not need to complete and mail a proxy card.

Voting in Person at the Annual Meeting.    If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

We encourage you to return a proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please complete and return all proxy cards to ensure that all of your shares are voted.

Revoking Your Proxy

Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Stephen K. Coss, the Secretary of Sonic, either at the Annual Meeting or prior to the meeting date at Sonic’s principal executive offices at 4401 Colwick Road, Charlotte, North Carolina 28211, by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting in person.

Ownership of Voting Stock

Sonic currently has authorized under its Amended and Restated Certificate of Incorporation (the “Charter”) 100,000,000 shares of Class A Common Stock, of which 40,623,650 shares were outstanding as of the Record Date and are entitled to be voted at the Annual Meeting, and 30,000,000 shares of Class B Common Stock, of which 12,029,375 shares were outstanding as of the Record Date and are entitled to be voted at the Annual Meeting. At the Annual Meeting, holders of Class A Common Stock will have one vote per share, and holders of Class B Common Stock will have ten votes per share. All outstanding shares of Voting Stock are entitled to vote as a single class on all proposals submitted to a vote at the Annual Meeting. A quorum being present, directors will be elected by a plurality of the votes cast, the proposal on approval of executive compensation will be approved in a non-binding advisory vote if the votes cast in favor exceed the votes cast against approval and each of the other proposals referred to in the accompanying Notice of Meeting will become effective if a majority of the votes cast by shares entitled to vote on the proposal are cast in favor thereof. Under the rules of the New York Stock Exchange, brokers who are voting shares held in street name have the discretion to vote shares on routine matters but not on non-routine matters. Routine matters include ratification of independent public accountants. Non-routine matters include the election of directors, the non-binding advisory vote to approve executive compensation, the approval of the 2012 Formula Plan and the approval of the 2012 Stock Incentive Plan. Broker non-votes and abstentions will be counted to determine a quorum. For elections of directors, withheld votes and broker non-votes will not be counted toward that nominee’s achievement of a plurality. Abstentions and broker non-votes on other matters, including the 2012 Formula Plan, the 2012 Stock Incentive Plan and ratification of independent public accountants, are not considered to have been voted for or against such proposals and have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority of votes cast is calculated.

A holder of Voting Stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of the nominee in the space provided on the proxy card. A holder of Voting Stock may not vote for more than nine nominees.

The following table sets forth certain information regarding the beneficial ownership of Sonic’s Voting Stock as of February 21, 2012, by (i) each stockholder known by Sonic to own beneficially more than five percent of a class of the outstanding Voting Stock, (ii) each director and nominee to the Board of Directors of Sonic, (iii) each named executive officer of Sonic listed in the Summary Compensation Table, and (iv) all directors and executive officers of Sonic as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

Beneficial Owner	Number of Shares of Class A Common Stock(1)	Percentage of Outstanding Class A Common Stock	Number of Shares of Class B Common Stock	Percentage of Outstanding Class B Common Stock	Percentage of All Outstanding Voting Stock(2)
O. Bruton Smith (3)(4)	704,676	1.7%	11,052,500	91.9%	22.1%
Sonic Financial Corporation (3)(4)	—	—	8,881,250	73.8%	16.9%
B. Scott Smith (3)(5)(6)	621,235	1.5%	976,875	8.1%	3.0%
David P. Cosper (7)	207,952	*	—	—	*
David B. Smith (5)	220,630	*	—	—	*
Jeff Dyke (8)	233,938	*	—	—	*
William R. Brooks (9)	73,881	*	—	—	*
William I. Belk (9)(10)	65,416	*	—	—	*
Victor H. Doolan (9)	29,671	*	—	—	*
Robert Heller (9)(11)	88,416	*	—	—	*
Robert L. Rewey (9)	62,416	*	—	—	*
David C. Vorhoff (9)	27,490	*	—	—	*
All directors and executive officers as a group (11 persons) (5)	2,266,032	5.4%	12,029,375	100.0%	26.4%
BlackRock, Inc. (12)	2,805,504	6.9%	—	—	5.3%
FMR LLC (and related persons) (13)	3,933,219	9.6%	—	—	7.5%
Hawkeye Capital Master (and related persons) (14)	2,500,300	6.2%	—	—	4.7%
Paul P. Rusnak (15)	5,100,000	12.6%	—	—	9.7%

*	Less than one percent.

(1)

Includes those shares of Class A Common Stock shown below as to which the following persons currently have a right, or will have the right within 60 days after February 21, 2012, to acquire beneficial ownership through the exercise of stock options or the vesting of restricted stock units: (i) Messrs. Bruton Smith, 654,167 shares; Scott Smith, 472,283 shares; Cosper, 58,889 shares; David Smith, 119,931 shares; Dyke, 105,218 shares; Brooks, 30,000 shares; Belk, 20,000 shares; Heller, 30,000 shares; and Rewey, 30,000 shares; and (ii) all directors and executive officers as a group, 1,520,488 shares.

(2)

The percentage of total voting power of Sonic is as follows: (i) O. Bruton Smith, 68.8%; Sonic Financial Corporation, 55.2%; B. Scott Smith, 6.4%; BlackRock, Inc., 1.7%; FMR LLC (and related persons), 2.4%; Hawkeye Capital Master (and related persons), 1.6%; Paul P. Rusnak, 3.2%; and less than 1% for all other stockholders shown, and (ii) all directors and executive officers as a group, 75.5%.

(3)	The address for O. Bruton Smith, B. Scott Smith and Sonic Financial Corporation (“SFC”) is 5401 East Independence Boulevard, Charlotte, North Carolina 28212.

(4)

The amount of Class B Common Stock shown for O. Bruton Smith consists of 2,171,250 shares owned directly by Mr. Smith and 8,881,250 shares owned directly by SFC, of which 5,474,593 shares are pledged as security for loans. Mr. Smith owns the majority of SFC’s outstanding capital stock and, accordingly, is deemed to have sole voting and investment power with respect to the Class B Common Stock held by SFC.

(5)

Includes 69,686 shares of Class A Common Stock held by SMDA Development 1, LLC, in which Messrs. B. Scott and David Smith are members. Each of Messrs. B. Scott and David Smith disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any, therein.

(6)	Approximately 976,875 shares of Class B Common Stock are pledged to secure loans and 20,875 shares of Class A Common Stock are held in a margin account.

(7)

Includes 31,410 restricted shares of Class A Common Stock, which will vest 1/3 on March 31, 2012, 1/3 on March 18, 2013 and 1/3 on March 18, 2014, and 25,666 restricted shares of Class A Common Stock, which will vest 1/2 on February 26, 2012 and 1/2 on February 26, 2013.

(8)

Includes 33,000 restricted shares of Class A Common Stock, which will vest 1/3 on March 31, 2012, 1/3 on March 18, 2013 and 1/3 on March 18, 2014, and 27,500 restricted shares of Class A Common Stock, which will vest 1/2 on February 26, 2012 and 1/2 on February 26, 2013.

(9)	Includes 4,393 restricted shares of Class A Common Stock for each of Messrs. Brooks, Belk, Doolan, Heller, Rewey and Vorhoff, which will vest on April 17, 2012.

(10)	Includes 6,000 shares held by Mr. Belk’s children. Mr. Belk disclaims beneficial ownership of all securities held by his children.

(11)	Approximately 26,000 shares are held in a margin account. Mr. Heller shares voting and dispositive power over 26,000 shares with his wife.

(12)

The address of this entity is 40 East 52nd Street, New York, New York 10022. The Schedule 13G/A filed by BlackRock, Inc. on or about February 13, 2012 indicates that BlackRock, Inc. has sole voting power and sole dispositive power as to all of the 2,805,504 shares shown.

(13)

The address of this entity is 82 Devonshire Street, Boston, Massachusetts 02109. The information provided is based on a Schedule 13G/A filed by FMR LLC (and related persons) on or about February 14, 2012. That filing indicates that FMR LLC has sole voting power as to 683,951 of the shares shown. That filing also indicates that FMR LLC and Edward C. Johnson 3d have sole dispositive power as to all of the 3,046,768 shares shown. That filing further indicates that Fidelity Management and Research Company, as investment advisor to various investment companies and a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 3,046,768 of the shares, including 136,746 shares which those investment companies would have the right to acquire beneficial ownership of assuming the conversion of Sonic’s 5% Convertible Senior Notes due 2029 (“5% Convertible Notes”), and Fidelity Low-Priced Stock Fund, an investment company, beneficially owns 2,910,022 of the shares, with Mr. Edward C. Johnson 3d and FMR LLC each has sole power to dispose of 3,046,768 of these shares but that neither Mr. Edward C. Johnson 3d nor FMR LLC has sole voting power with respect to such shares, which voting power resides with the Board of Trustees of the various Fidelity Funds that beneficially own the shares. The filing also indicates that Pyramis Global Advisors, LLC (“PGA”), as investment advisor to various entities and an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 5,800 shares, with Mr. Edward C. Johnson 3d and FMR LLC each having sole dispositive power over these shares and sole voting power over 2,900 of these shares, and Pyramis Global Advisors Trust Company (“PGATC”), as investment manager, a bank and an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 845,351 shares, with Mr. Edward C. Johnson 3d and FMR LLC each having sole dispositive power over these shares and sole voting power over 645,751 of these shares. The address for PGA and PGATC is 900 Salem Street, Smithfield, Rhode Island 02917. The filing also indicates that FIL Limited (“FIL”), a qualified institution, is the beneficial owner of 35,300 shares, with partnerships controlled predominantly by members of the family of Mr. Edward C. Johnson 3d, Chariman of FMR LLC and FIL, or trusts for their benefit, owning shares of FIL voting stock. The filing further indicates that FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. The address for FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(14)

The address of Hawkeye Capital Master (“Capital Master”) is P.O. Box 897GT, Windward 1 Regatta office Park, West Bay Road, Georgetown, Grand Cayman, Cayman Islands. The address of Hawkeye Capital Management LLC (“Capital Management”) and Richard A. Rubin (“Mr. Rubin”) is 800 Third Avenue, 9th Floor, New York, New York, 10022. The information provided is based on a Schedule 13G/A filed by Capital Master (and related persons) on or about February 3, 2012. That filing indicates that

Mr. Rubin, as manager of Capital Management as the manager of Capital Master, has sole voting and dispositive power as to all of the 2,500,300 shares shown.

(15)

The address of this owner is 325 W. Colorado Boulevard, PO Box 70489, Pasadena, California 91117-7489. The information provided is based on a Schedule 13D/A filed by Paul P. Rusnak on or about May 26, 2010 and his subsequent Form 4 filings on March 31, 2011, April 21, 2011, October 5, 2011 and January 18, 2012. The Schedule 13D/A filing indicates that Paul P. Rusnak has sole voting power and sole dispositive power as to 5,000,000 of the shares shown.

ELECTION OF DIRECTORS

Nominees for Election as Directors of Sonic

Nine directors currently serve on Sonic’s Board of Directors. Under our Bylaws, the director nominees chosen to succeed those directors whose terms expire at an annual meeting of stockholders are elected by the stockholders for a one-year term expiring at the next annual meeting of stockholders. Any director appointed by the Board of Directors as a result of a newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next annual meeting of stockholders. All directors’ terms expire and their successors will be elected at the Annual Meeting and each annual meeting of stockholders thereafter.

At the Annual Meeting, we intend to vote the proxies in the accompanying form for the election of O. Bruton Smith, B. Scott Smith, David B. Smith, William I. Belk, William R. Brooks, Victor H. Doolan, Robert Heller, Robert L. Rewey and David C. Vorhoff to the Board of Directors. All of these individuals have consented to serve, if elected, for a one-year term until the 2013 annual meeting of stockholders or until his successor is elected and qualified, except as otherwise provided in our Charter and Bylaws. All of the nominees are presently directors of Sonic and are standing for re-election. Due to the passing of long-time director, William P. Benton, in February 2009, and the prior resignation of another director, two seats on the Board of Directors will be vacant following the Annual Meeting. Because the Nominating and Corporate Governance Committee (the “NCG Committee”) of our Board of Directors has not selected a qualified candidate or candidates, the Board of Directors has elected not to fill these vacancies at the Annual Meeting. If for any reason any nominee named above is not a candidate when the election occurs, we intend to vote proxies in the accompanying form for the election of the other nominees named above and may vote them for any substitute nominee or, in lieu thereof, our Board of Directors may reduce the number of directors in accordance with our Charter and Bylaws.

Directors

O. Bruton Smith, 85, is the Founder of Sonic. He is also the Chairman, Chief Executive Officer and a director of Sonic and has served as such since Sonic’s organization in January 1997, and he currently is a director and executive officer of many of Sonic’s subsidiaries. Mr. Smith has worked in the retail automobile industry since 1966. Mr. Smith is also the Chairman and Chief Executive Officer, a director and controlling stockholder of Speedway Motorsports, Inc. (“SMI”). SMI is a public company whose shares are traded on the New York Stock Exchange (the “NYSE”). Among other things, SMI owns and operates the following NASCAR racetracks: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Infineon Raceway, Las Vegas Motor Speedway, New Hampshire Motor Speedway, Texas Motor Speedway and Kentucky Speedway. He is also an executive officer or a director of most of SMI’s operating subsidiaries.

B. Scott Smith, 44, is the Co-Founder of Sonic. He is also President, Chief Strategic Officer and a director of Sonic. Prior to his appointment as President in March 2007, Mr. Smith served as Sonic’s Vice Chairman and Chief Strategic Officer since October 2002. Mr. Smith was President and Chief Operating Officer of Sonic from April 1997 until October 2002. Mr. Smith has been a Sonic director since its organization in January 1997. Mr. Smith also serves as a director and executive officer of many of Sonic’s subsidiaries. Mr. Smith, who is the son of O. Bruton Smith and the brother of David B. Smith, has been an executive officer of Town & Country

Ford since 1993, and was a minority owner of both Town & Country Ford and Fort Mill Ford before Sonic’s acquisition of those dealerships in 1997. Mr. Smith became the General Manager of Town & Country Ford in November 1992 where he remained until his appointment as President and Chief Operating Officer of Sonic in April 1997. Mr. Smith has over 22 years experience in the automobile dealership industry.

David B. Smith, 37, is our Executive Vice President and a director since October 2008 and has served in Sonic’s organization since October 2000. Prior to being named a director and Executive Vice President of Sonic, Mr. Smith, also a son of O. Bruton Smith and the brother of B. Scott Smith, served as Sonic’s Senior Vice President of Corporate Development since March 2007. Prior to that appointment, Mr. Smith served as Sonic’s Vice President of Corporate Strategy from October 2005 to March 2007, and also served prior to that time as Dealer Operator of Sonic’s Arnold Palmer Cadillac dealership from January 2004 to October 2005, Sonic’s Fort Mill Ford dealership from January 2003 to January 2004 and Sonic’s Town and Country Ford dealership from October 2000 to December 2002.

William I. Belk, 62, has been a director of Sonic since March 1998. Mr. Belk is currently affiliated with Southeast Investments, NC, Inc., a FINRA member firm headquartered in Charlotte, NC. Mr. Belk’s past professional experience includes serving as a North Carolina District Court Judge, serving as a partner in the investment banking firm Carolina Financial Group, Inc., and serving in the positions of Chairman and director for certain Belk stores, a retail department store chain. Mr. Belk has also previously served as a director of Monroe Hardware Co., Inc., a wholesaler of hardware materials. Mr. Belk is an attorney with an LLM — Taxation and a Masters in Business Administration.

William R. Brooks, 62, has been a director of Sonic since its organization in January 1997. Mr. Brooks also served as Sonic’s initial Chief Financial Officer, Treasurer, Vice President and Secretary from January 1997 to April 1997. Since December 1994, Mr. Brooks has been the Vice President, Treasurer, Chief Financial Officer and a director of SMI, became Executive Vice President of SMI in February 2004 and became Vice Chairman in 2008. Mr. Brooks also serves as an executive officer and a director for various operating subsidiaries of SMI. Before the formation of SMI in December 1994, Mr. Brooks was the Vice President of Charlotte Motor Speedway (formerly Lowe’s Motor Speedway) and a Vice President and director of Atlanta Motor Speedway.

Victor H. Doolan, 71, has been a director of Sonic since July 2005. Prior to being appointed as a director of Sonic, Mr. Doolan served for approximately three years as president of Volvo Cars North America until his retirement in March 2005. Prior to joining Volvo, Mr. Doolan served as the Executive Director of the Premier Automotive Group, the luxury division of Ford Motor Company from July 1999 to June 2002. Mr. Doolan also enjoyed a 23-year career with BMW, culminating with his service as President of BMW of North America from September 1993 to July 1999. Mr. Doolan has worked in the automotive industry for approximately 36 years. Mr. Doolan also served as a director of Blue Fire Ethanol Fuels Inc. until December 2010.

Robert Heller, 72, has been a director of Sonic since January 2000. Mr. Heller served as a director of FirstAmerica Automotive, Inc. from January 1999 until its acquisition by Sonic in December 1999. Mr. Heller was a director and Executive Vice President of Fair, Isaac and Company from 1994 until 2001, where he was responsible for strategic relationships and marketing. From 1991 to 1993, Mr. Heller was President and Chief Executive Officer of Visa U.S.A. Mr. Heller is a former Governor of the Federal Reserve System, and has had an extensive career in banking, international finance, government service and education. Mr. Heller currently serves as director of Bank of Marin Bancorp, a public company traded on the Nasdaq.

Robert L. Rewey, 73, has been a director of Sonic since December 2001. Mr. Rewey served as the Group Vice President of Ford Motor Company’s North American Operations and Global Sales, Marketing and Customer Services from January 2000 until his retirement in April 2001. During his career with Ford, Mr. Rewey also served as President of Lincoln Mercury Division and then Ford Division and Group Vice President of North American sales, marketing and customer service. He has served on the board of directors for Volvo Cars and Mazda Corporation. In his prior positions, Mr. Rewey was responsible for initiating Ford’s global brand, motorsports and marketing executive development strategies. He also implemented innovations in Six Sigma for sales and marketing and developed short term vehicle leasing. Mr. Rewey has served as a member of the Board of Visitors, Fuqua School, Duke University and the Dean’s Council, Fisher School of Business, Ohio State University. Mr. Rewey currently serves as a director of SMI and of LoJack Corporation, a public company traded on the Nasdaq.

David C. Vorhoff, 56, has been a director of Sonic since April 2007. Mr. Vorhoff is a co-founding Partner of McColl Partners, LLC, and has served as a Managing Director of the firm since its founding in 2001. Headquartered in Charlotte, North Carolina, McColl Partners provides investment banking services to middle-market companies and financial institutions, and advises clients in three primary areas: mergers and acquisitions; raising private capital; and strategic advisory and valuation assignment. Prior to 2001, Mr. Vorhoff was a Managing Director of Banc of America Securities’ Health Care Group and of NationsBanc Montgomery Securities Health Care Group in New York, and of NationsBank Capital Markets’ mergers and acquisitions group in Charlotte. Mr. Vorhoff also served as a director of Star Scientific, a public company traded on the Nasdaq, from October 2005 to September 2007.

Board and Committee Member Independence

Because Mr. Bruton Smith holds more than 50% of the voting power of Sonic’s Common Stock, Sonic qualifies as a “controlled company” for purposes of the NYSE’s listing standards and is, therefore, not required to comply with all of the requirements of those listing standards, including the requirement that a listed company have a majority of independent directors. Nevertheless, Sonic is committed to having its board membership in favor of independent directors as evidenced by Sonic’s Corporate Governance Guidelines.

Our Board of Directors has determined that currently a majority of Sonic’s directors, including Messrs. Belk, Doolan, Heller, Rewey and Vorhoff, and all of the members of Sonic’s board committees, are “independent” within the meaning of the NYSE’s current listing standards and the rules and regulations of the SEC. The Board’s determination was based on its assessment of each director’s relationship with Sonic and the materiality of that relationship in light of all relevant facts and circumstances, not only from the standpoint of the director in his or her individual capacity, but also from the standpoint of the persons to which the director is related and organizations with which the director is affiliated. The Board of Directors applied Categorical Standards for Determination of Director Independence, which the Board adopted to assist it in evaluating the independence of each of its directors, and also considered the following transactions, relationships or arrangements. For Mr. Doolan, the Board of Directors considered his position as a non-employee director of Fisker Automotive, Inc., a privately-held vehicle manufacturer. The Board of Directors also considered Mr. Doolan’s former position as a non-employee director of True Car, Inc. (formerly ZAG, Inc.), a privately-held marketing company serving the automotive industry and any transactions between Sonic and its subsidiaries with True Car, Inc. Mr. Doolan has informed Sonic that he resigned from his position as a non-employee director effective January 31, 2012. For Mr. Rewey, the Board of Directors considered his position as a non-employee director of SMI and any transactions between Sonic and its subsidiaries and SMI and its subsidiaries. The Board of Directors also considered Mr. Rewey’s position as a non-employee director of LoJack and any transactions between LoJack and Sonic and its subsidiaries and Mr. Rewey’s engagement as a consultant by Dealer Tire, LLC and any relationships between Dealer Tire, LLC and Sonic and its subsidiaries or its executive officers. The Board of Directors determined that none of these transactions, relationships or arrangements impaired any of these individuals’ independence and that each of the independent directors met the Categorical Standards for Determination of Director Independence.

Board Meetings and Committees of the Board

Attendance at Board and Committee Meetings.    Our Board of Directors held five meetings during 2011. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served.

Executive Sessions of the Board of Directors.    The non-management directors meet in executive session without members of management present prior to or after each board meeting. Mr. Belk, as lead independent director, presides over these executive sessions of non-management directors.

Attendance at Annual Meetings of Stockholders.    Pursuant to the Board of Directors’ policy, all directors are strongly encouraged to attend our annual stockholders meetings. All of our directors attended last year’s annual stockholders meeting.

Board Leadership Structure and Role in Risk Oversight.    Sonic’s principal executive officer, Mr. O. Bruton Smith, also serves as the chairman of Sonic’s board. Because of Mr. O. Bruton Smith’s extensive business experience (and in particular the automotive industry), his founding of Sonic and his significant equity ownership in Sonic, and in light of the majority of independent directors on Sonic’s board, Sonic has determined it is appropriate that Mr. Smith serve in both roles. Sonic’s lead independent director, Mr. William I. Belk, presides over executive sessions of non-management directors without the presence of management, and coordinates feedback to the Chief Executive Officer on behalf of the non-employee directors regarding business issues and Board management.

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to Sonic. Sonic’s Board of Directors, including through Board Committees comprised solely of independent directors, regularly reviews various areas of significant risk to Sonic, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions. Sonic’s Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of Sonic’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), matters reported to the Audit Committee through the Internal Audit Department and through anonymous reporting procedures, risks posed by significant litigation matters, and compliance with applicable laws and regulations. Sonic’s NCG Committee monitors compliance with Sonic’s Code of Business Conduct and Ethics, evaluates proposed affiliate transactions for compliance with Sonic’s Charter and applicable contracts, and reviews compliance with applicable laws and regulations related to corporate governance. Sonic’s Compensation Committee reviews and evaluates potential risks related to the attraction and retention of talent, and risks related to the design of compensation programs established by the Compensation Committee for Sonic’s executive officers.

Committees of the Board of Directors and their Charters.    The Board of Directors of Sonic has three standing committees: the Audit Committee, the Compensation Committee, and the NCG Committee. Each of these committees acts pursuant to a written charter, which was adopted by the Board of Directors and most recently amended in February 2006 for the Audit Committee and NCG Committee and December 2007 for the Compensation Committee.

The Audit Committee currently consists of Messrs. Heller (chairman), Belk, Doolan and Vorhoff. The Compensation Committee currently consists of Messrs. Rewey (chairman), Belk, Doolan and Heller. The NCG Committee currently consists of Messrs. Vorhoff (chairman), Doolan and Rewey. Set forth below is a summary of the principal functions of each committee.

Audit Committee.    The Audit Committee appoints Sonic’s independent accountants, reviews and approves the scope and results of audits performed by them and the Company’s internal auditors, and reviews and approves the independent accountant’s fees for audit and non-audit services. It also reviews certain corporate compliance matters and reviews the adequacy and effectiveness of the Company’s internal accounting and financial controls, its significant accounting policies, and its financial statements and related disclosures. A more detailed description of the Audit Committee’s duties and responsibilities can be found in its charter. Our Board of Directors has determined that each of Messrs. Heller, Belk, Doolan and Vorhoff qualifies as an “audit committee financial expert” as defined by the current rules of the SEC, is “financially literate” as that term is defined by the rules of the NYSE, has accounting or related financial management expertise and is “independent” under the rules and regulations of the SEC, including as defined in Rule 10A-3(b)(1), and the current listing standards of the NYSE. The Audit Committee met nine times during 2011.

Audit Committee Report

The Audit Committee is appointed by the Board of Directors to assist the board in fulfilling its oversight responsibilities relating to Sonic’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Sonic’s financial reports. The Audit Committee manages Sonic’s relationship with Sonic’s independent accountants, who are ultimately accountable to the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “financially literate” as such term is defined by the rules of the New York Stock Exchange (“NYSE”) and “independent” as such term is defined by the current rules of the NYSE and the Securities and Exchange Commission.

The Audit Committee reviewed and discussed the audited financial statements of Sonic with management and Ernst & Young LLP, Sonic’s independent accountants. Management has the responsibility for preparing the financial statements, certifying that Sonic’s financial statements are complete, accurate, and prepared in accordance with generally accepted accounting principles, and implementing and maintaining internal controls and attesting to internal control over financial reporting. The independent accountants have the responsibility for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee also discussed and reviewed with the independent accountants all matters required to be discussed by generally accepted auditing standards, including those described in SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. With and without management present, the Audit Committee discussed and reviewed the results of the independent accountants’ audit of the financial statements.

During 2011, the Audit Committee met nine times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement for the quarters ended December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011 with the chief financial officer and the independent accountants prior to public release. In addition, the Audit Committee regularly monitored the progress of management and the independent accountants in assessing Sonic’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress throughout the year.

In discharging its oversight responsibility as to the audit process, the Audit Committee received from the independent accountants the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee met separately with management, internal auditors and the independent accountants to discuss, among other things, the adequacy and effectiveness of Sonic’s internal accounting and financial controls, the internal audit function’s organization, responsibilities, budget and staffing and reviewed with both the independent accountants and the internal auditors their audit plans, audit scope, and identification of audit risks.

Based on these reviews and discussions with management and the independent accountants, the Audit Committee recommended to the Board and the Board approved that Sonic’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Committee also recommended the appointment of the independent accountants, Ernst & Young LLP, as Sonic’s independent accountants for the year ended December 31, 2012 and the Board concurred in such recommendation.

Robert Heller, Chairman

William I. Belk

Victor H. Doolan

David C. Vorhoff

Compensation Committee.    The Compensation Committee administers certain compensation and employee benefit plans of Sonic and annually reviews and determines compensation of all executive officers of Sonic. The Compensation Committee administers the Sonic Automotive, Inc. 1997 Stock Option Plan (the “Stock Option Plan”), the Sonic Automotive, Inc. Employee Stock Purchase Plan, the Sonic Automotive, Inc. Amended and Restated Incentive Compensation Plan (the “Incentive Compensation Plan”), the Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”), the Sonic Automotive, Inc. Supplemental Executive Retirement Plan (the “SERP”) and certain other employee stock plans, approves individual grants of equity-based compensation under the plans it administers and periodically reviews Sonic’s executive compensation programs and takes action to modify programs that yield payments or benefits not closely related to Sonic’s or its executives’ performance. The Compensation Committee also periodically reviews compensation of non-management directors and makes recommendations to the full Board, who determines the amount of such compensation. In formulating its recommendation to the full board, the Compensation Committee considers the recommendations of management and, from time to time, independent consulting firms that specialize in executive compensation. The Board of Directors has determined that all committee members are “independent” as defined in the current listing standards of the NYSE and the rules and regulations of the SEC. The Compensation Committee met six times during 2011.

Nominating and Corporate Governance Committee.    The NCG Committee is responsible for identifying individuals who are qualified to serve as directors of Sonic and for recommending qualified nominees to the Board of Directors for election or re-election as directors of Sonic. The NCG Committee will consider director nominees submitted by stockholders in accordance with the provisions of Sonic’s Bylaws. The NCG Committee is also responsible for recommending committee members and chairpersons of committees of our Board of Directors and for establishing a system for, and monitoring the process of, performance reviews of the Board of Directors and its committees. Finally, the NCG Committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to Sonic and for monitoring compliance with Sonic’s Code of Business Conduct and Ethics. The Board of Directors has determined that all committee members are “independent” as defined in the current listing standards of the NYSE and the rules and regulations of the SEC. The NCG Committee met four times during 2011.

The NCG Committee has a process of identifying and evaluating potential nominees for election as members of the Board of Directors, which includes considering recommendations by directors and management and may include engaging third party search firms to assist the NCG Committee in identifying and evaluating potential nominees. The NCG Committee has adopted a policy that stockholder nominees for director will be treated the same as nominees submitted by other directors or management.

As set forth in Sonic’s Bylaws, Sonic’s Corporate Governance Guidelines and the charter of Sonic’s Nominating and Corporate Governance Committee, the NCG Committee considers potential nominees for directors from all sources, develops information from many sources concerning the potential nominee, and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board of Directors. Sonic’s qualification standards for directors are set forth in its Corporate Governance Guidelines. These standards include the director’s or nominee’s:

•	independent judgment;

•	ability to qualify as an “independent” director (as defined under applicable SEC rules and regulations and NYSE listing standards);

•	ability to broadly represent the interests of all stockholders and other constituencies;

•	maturity and experience in policy making decisions;

•	time commitments, including service on other boards of directors;

•	business skills, background and relevant expertise that are useful to Sonic and its future needs;

•	willingness and ability to serve on committees of the board of directors; and

•	other factors relevant to the NCG Committee’s determination.

As stated in Sonic’s Corporate Governance Guidelines, the Board of Directors should be composed ideally of persons having a diversity of skills, background and expertise that are useful to Sonic and its future and ongoing needs. With this goal in mind, when considering potential nominees for the Board of Directors, the NCG Committee considers the standards above and each potential nominee’s individual qualifications in light of the composition and needs of the Board of Directors at such time and its anticipated composition and needs in the future, but a director nominee should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation.

Based on this process, the NCG Committee identified and recommended that Messrs. O. Bruton Smith, B. Scott Smith, David B. Smith, William I. Belk, William R. Brooks, Victor H. Doolan, Robert Heller, Robert L. Rewey and David C. Vorhoff be nominated for re-election to the Board of Directors. In determining each nomination was appropriate and that each is qualified to serve on the Board of Directors, the NCG Committee considered the following:

Mr. William I. Belk:    Mr. Belk has extensive consumer retail experience, serving in many positions of responsibility over a lengthy previous career in Belk Stores, a retail department store chain in the Southeastern U.S. controlled by the Belk family; has served on Sonic’s Board of Directors, Audit Committee and Compensation Committee since March 1998; and has further served as Sonic’s Lead Independent Director since August 2002.

Mr. William R. Brooks:    Mr. Brooks has significant accounting and financial management expertise, having served as Chief Financial Officer of SMI, a publicly traded corporation, since 1994; has further served on Sonic’s Board of Directors since the company’s inception in 1997; and further serves as an officer and director of SFC, which is the largest stockholder of Sonic.

Mr. Victor H. Doolan:    Mr. Doolan has significant expertise in the automotive industry, and particularly in manufacturing, sales and marketing, serving previously as President of Volvo Cars North America, as Executive Director of the Premier Automotive Group (the luxury division of Ford Motor Company during his tenure), and a 23-year career with BMW culminating with his service as President of BMW of North America; and has served on Sonic’s Board of Directors, Audit Committee and Nominating and Corporate Governance Committee since July 2005, and on Sonic’s Compensation Committee since December 2009.

Mr. Robert Heller:    Mr. Heller has significant expertise in economics, business, banking and consumer finance, having served previously as a Governor of the Federal Reserve System, President and Chief Executive Officer of Visa U.S.A., and as a director and Executive Vice President of Fair, Isaac and Company; and has served on Sonic’s Board of Directors, Audit Committee and Compensation Committee since January 2000.

Mr. Robert L. Rewey:    Mr. Rewey has significant expertise in the automotive industry, and particularly in manufacturing, sales and marketing; during a lengthy and distinguished career with Ford Motor Company, Mr. Rewey held numerous positions of authority, including Group Vice President of Ford Motor Company’s

North American Operations and Global Sales, Marketing and Customer Services, President of the Ford Division, President of the Lincoln Mercury Division; and has served on Sonic’s Board of Directors, Compensation Committee and Nominating and Corporate Governance Committee since December 2001.

Mr. B. Scott Smith:    Mr. Smith is the Co-Founder of Sonic; has served as an executive officer and director of Sonic since the company’s inception in 1997; has over 22 years of experience working in the automobile dealership industry; is the son of Mr. O. Bruton Smith, the Chairman, CEO and controlling stockholder; and owns, directly and indirectly, a substantial percentage of Sonic’s outstanding common stock that provides him with a significant level of voting power of Sonic.

Mr. David B. Smith:    Mr. Smith has over 12 years of experience working in the automobile dealership industry; has served in several key roles as a manager and officer of Sonic over his almost 12 years of employment with the company; and is the son of Mr. O. Bruton Smith, the Chairman, CEO and controlling stockholder of Sonic.

Mr. O. Bruton Smith:    Mr. Smith is the Founder of Sonic; has served as Chairman and Chief Executive Officer of Sonic since the company’s inception in 1997; owns, directly and indirectly, a significant percentage of Sonic’s outstanding common stock that provides him with majority voting power of Sonic; and has extensive expertise in the automotive dealership industry, having worked in the industry since 1966.

Mr. David C. Vorhoff:    Mr. Vorhoff has significant expertise in investment banking and mergers and acquisitions. Mr. Vorhoff is a co-founding Partner of McColl Partners, LLC, an investment banking firm headquartered in Charlotte, NC, and has served as a Managing Director of the firm since its founding in 2001; prior investment banking experience as a Managing Director of Banc of America Securities’ Health Care Group and of NationsBanc Montgomery Securities’ Health Care Group in New York, and of NationsBank Capital Markets’ mergers and acquisitions group in Charlotte; and has served on Sonic’s Board of Directors, Audit Committee and Nominating and Corporate Governance Committee since April 2007.

How to Communicate with the Board of Directors and Non-Management Directors.    Stockholders or interested parties wishing to communicate with our Board of Directors, or any of our individual directors, including the lead independent director presiding over non-management executive sessions, may do so by sending a written communication addressed to the respective director(s), or in the case of communications to the entire Board of Directors addressed to the attention of Sonic’s Corporate Secretary, in care of Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211. Stockholders or interested parties wishing to communicate with our non-management directors as a group may do so by sending a written communication to William I. Belk, as lead independent director, at this address. Any communication addressed to any director that is received at Sonic’s principal office will be delivered or forwarded to the respective director(s) as soon as practicable. Any communication addressed to the Board of Directors, in general, will be promptly delivered or forwarded to each director.

Stockholder Nominations of Directors

Stockholders may recommend a director candidate for consideration by the NCG Committee by submitting the candidate’s name in accordance with provisions of our Bylaws that require advance notice to Sonic and certain other information. In general, under the Bylaws, the written notice must be received by Sonic’s Corporate Secretary not less than sixty (60) and not more than ninety (90) days prior to the annual meeting. The notice must contain, among other things, the nominee’s name, date of birth, business and residential addresses and the information that would be required to be disclosed about the nominee pursuant to the SEC’s rules in a proxy statement and, with respect to the stockholder submitting the nomination and anyone acting in concert with that stockholder, the name and business addresses of the stockholder and the person acting in concert with the stockholder, a representation that the stockholder is a record holder of Voting Stock, a description of all arrangements, understandings or relationships between or among the stockholder, any person acting in concert with the stockholder and the nominee and the class and number of shares of Voting Stock beneficially owned by the stockholder and any person acting in concert with that stockholder. A stockholder who is interested in recommending a director candidate should request a copy of Sonic’s Bylaw provisions by writing to Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic’s principal executive offices.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are requesting your advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 27 to 44 of this Proxy Statement.

Our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our stockholders. We also believe that both the Company and stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. We are providing Sonic’s stockholders an opportunity to cast a non-binding advisory vote on our compensation program at the Annual Meeting. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a Sonic stockholder, an opportunity to endorse or not endorse the compensation we pay to our named executive officers.

We were pleased to have received a favorable vote for our compensation practices at our last annual meeting of stockholders, with approximately 99% of votes cast approving these practices. Our Compensation Committee considered these voting results a strong affirmation of stockholder support for our compensation practices.

We encourage you to carefully review the “Compensation Discussion and Analysis” beginning on page 27 of this Proxy Statement for additional details on Sonic’s executive compensation, including Sonic’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal 2011.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices used to structure compensation, which are described in this Proxy Statement. Accordingly, we are asking you to vote, on a non-binding advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Sonic Automotive, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 27 to 44 of this Proxy Statement, is hereby approved.”

Your vote is advisory and will not be binding upon our Board of Directors. However, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

APPROVAL OF THE SONIC AUTOMOTIVE, INC. 2012 FORMULA RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The Board of Directors proposes that stockholders approve the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors (the “2012 Formula Plan”). Following the recommendation of the Compensation Committee, the Board of Directors adopted the 2012 Formula Plan on February 22, 2012, subject to and to be effective upon stockholder approval at the Annual Meeting. The 2012 Formula Plan is intended to replace the existing Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors, Amended and Restated as of May 11, 2009 (the “2005 Formula Plan”). The Board of Directors believes that it is in the best interests of Sonic and its stockholders to adopt a new plan to provide non-employee directors with an ownership interest in Sonic and to enhance our ability to attract and retain highly qualified individuals to serve as directors on our Board.

As of March 8, 2012, there are 138,722 shares of Class A Common Stock that remain available for issuance under the 2005 Formula Plan. If the 2012 Formula Plan is approved at the Annual Meeting, the 2005 Formula Plan will automatically terminate on that date and no further restricted stock awards will be granted thereunder. If the 2012 Formula Plan is not approved by our stockholders, the 2005 Formula Plan will continue in effect.

The following is a summary of the 2012 Formula Plan submitted for stockholder approval. The summary describes the principal features of the 2012 Formula Plan, but it is qualified by reference to the full text of the 2012 Formula Plan, which is included in this Proxy Statement as Appendix A.

Summary of Proposed 2012 Formula Plan

Administration

Awards under the 2012 Formula Plan generally are intended to occur automatically without any discretionary administration. Otherwise, the 2012 Formula Plan will be administered by the Board of Directors. Subject to the terms of the 2012 Formula Plan (which dictates the recipients, amount and timing of restricted stock awards to be granted), the Board of Directors will have the full authority to construe and interpret the 2012 Formula Plan and any related award agreement, to establish rules and regulations relating to plan administration, and to delegate ministerial administrative responsibilities. Determinations made with respect to an individual non-employee director will be made without participation by such director.

Eligibility

Members of our Board of Directors who are not employed by Sonic or any of its subsidiaries will be eligible to participate in the 2012 Formula Plan. Sonic currently has six non-employee directors who will be eligible to participate in the 2012 Formula Plan.

Shares Subject to the 2012 Formula Plan

If the 2012 Formula Plan is approved by stockholders, the number of shares of Sonic’s Class A Common Stock that will be available for issuance under the 2012 Formula Plan is 300,000 shares, subject to adjustment as described below. Shares of Class A Common Stock covered by restricted stock awards that are forfeited, canceled or otherwise terminated in whole or in part for any reason will be available for further grants under the Plan.

In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Class A Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Board to the shares that may be issued under the 2012 Formula Plan and that are subject to outstanding awards under the 2012 Formula Plan.

Formula Grants of Restricted Stock

If the 2012 Formula Plan is approved by stockholders, an annual grant of restricted stock will be made to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders, beginning with the Annual Meeting. The number of restricted shares of Class A Common Stock to be granted to an eligible non-employee director will equal $75,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share). Generally, subject to the director’s continued service on our Board of Directors, the restricted stock will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date.

The 2012 Formula Plan also provides that if a non-employee director initially becomes a member of the Board of Directors after the annual meeting of Sonic’s stockholders has been held for the year in which such initial appointment occurs, the non-employee director will receive a restricted stock grant effective on the date of his or her initial appointment to the Board. The number of restricted shares of Class A Common Stock subject to the award will equal $75,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share). Generally, subject to the director’s continued service on our Board of Directors, the restricted stock will vest in full on the first anniversary of the grant date.

Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. A director holding restricted stock will have the right to vote such shares of restricted stock and to receive dividends (if and when declared by the Board of Directors), although dividends paid in shares will be considered restricted stock.

Except in the event of a termination of service immediately prior to or upon a change in control (as described below), if a director’s service on the Board terminates for any reason other than death or disability, all shares of restricted stock not vested at the time of such termination are forfeited. If the director’s service on the Board terminates due to his death or disability or immediately prior to or upon a change of control, the director’s restricted stock will become fully vested.

If, on any grant date, the number of restricted shares of Class A Common Stock to be granted exceeds the number of shares then available for issuance under the 2012 Formula Plan, the number of shares of restricted stock to be granted to the non-employee directors on that grant date will be reduced on a pro rata basis.

All restricted stock awards granted under the 2012 Formula Plan shall be subject to the terms and conditions of any applicable policy regarding clawbacks, forfeitures or recoupments adopted by Sonic.

Change in Control

Upon either the consummation of a tender or exchange offer that constitutes a change in control of Sonic or the third business day prior to the effective date of any other change in control of Sonic, all outstanding restricted stock under the 2012 Formula Plan generally will become fully vested. Under the 2012 Formula Plan, a “change in control” generally means any merger or consolidation in which Sonic is not the surviving corporation and which results in the holders of the outstanding voting securities of Sonic (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by Sonic of all or substantially all of its assets or the consummation of any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of Sonic.

Amendment, Suspension or Termination

The Board of Directors may at any time amend, suspend or terminate the 2012 Formula Plan in whole or in part for any reason, provided that such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements. Unless terminated earlier, the 2012 Formula Plan will terminate on February 22, 2022, a term of ten years from its initial adoption by the Board of Directors. No amendment, suspension or termination of the 2012 Formula Plan may adversely affect in any material way the rights of a director under any outstanding award without the director’s consent. Notwithstanding the foregoing, the Board of Directors may amend the 2012 Formula Plan and any outstanding awards in any respect it deems necessary or advisable to comply with exchange listing requirements, applicable law or other regulatory requirements without obtaining the individual consent of any director who holds an outstanding award.

Market Price of Class A Common Stock

The closing price of a share of Sonic’s Class A Common Stock on the NYSE on March 8, 2012 was $17.99.

Plan Benefits

As described above, only non-employee directors of Sonic will be eligible to participate in the 2012 Formula Plan. Accordingly, none of our executive officers (including our named executive officers) or other employees will be eligible to participate in the 2012 Formula Plan. The following table sets forth information about the restricted stock grants that will automatically be made to non-employee directors following the Annual Meeting if the 2012 Formula Plan is approved by our stockholders.

NEW PLAN BENEFITS

2012 Formula Restricted Stock Plan for Non-Employee Directors

Name and Position	Dollar Value ($) (1)	Number of Units (1)
All current non-employee directors as a group	$450,000	—

(1)

The dollar value shown is based on the formula for determining the number of restricted shares of Class A Common Stock to be granted to each non-employee director following the Annual Meeting. Each grant would consist of that number of shares that equals $75,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share). The number of shares of Class A Common Stock for each such grant is not determinable as of the date of this Proxy Statement due to fluctuating market prices.

Federal Income Tax Consequences

The following is a brief summary of the current federal income tax consequences that generally apply with respect to restricted stock granted under the 2012 Formula Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of various tax rules, including any foreign, state or local tax consequences that could apply to a particular individual or to Sonic under certain circumstances. This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Award recipients are urged to consult their independent tax advisors about the tax consequences related to restricted stock awards under the 2012 Formula Plan.

The recipient normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient may elect to recognize ordinary income at the time of grant by making an election under Section 83(b) of the Internal Revenue Code within 30 days after the grant date. In either case, the recipient will recognize as ordinary income the fair market value of such shares of stock at the time the income is recognized and Sonic generally will be entitled to a corresponding tax deduction. If the recipient subsequently disposes of the shares of Class A Common Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Class A Common Stock, the recipient generally will not be entitled to a refund with respect to the tax already paid.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SONIC AUTOMOTIVE, INC. 2012 FORMULA RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

APPROVAL OF THE SONIC AUTOMOTIVE, INC. 2012 STOCK INCENTIVE PLAN

The Board of Directors proposes that stockholders approve the Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”). The 2012 Stock Incentive Plan is similar to our 2004 Stock Incentive Plan which will terminate in February 2014. The Board of Directors believes that it is in the best interests of Sonic and its stockholders to adopt a new plan that will allow Sonic to continue to provide a variety of equity-based incentives to attract and retain key employees and consultants of Sonic and its subsidiaries (the “Company”) and provide them with incentives to contribute to Sonic’s growth and success, as well as align their interests with those of Sonic’s stockholders. Therefore, upon the recommendation of the Compensation Committee, the Board of Directors adopted the 2012 Formula Plan on February 22, 2012, subject to and to be effective upon stockholder approval at the Annual Meeting.

The 2004 Stock Incentive Plan was initially approved by our stockholders at the 2004 annual meeting of stockholders. The 2004 Stock Incentive Plan was most recently amended and restated as of February 11, 2009 and approved by our stockholders at the 2009 annual meeting of stockholders. Sonic will continue to have the authority to grant awards under the 2004 Stock Incentive Plan until its termination in February 2014. Approval of the 2012 Stock Incentive Plan will not amend or modify the 2004 Stock Incentive Plan or adversely affect rights under any outstanding awards previously granted under the 2004 Stock Incentive Plan. Under the 2004 Stock Incentive Plan, Sonic is authorized to issue up to 5,000,000 shares of Class A Common Stock. As of March 8, 2012, approximately 943,291 shares of Class A Common Stock are subject to currently outstanding awards and 1,177,504 shares of Class A Common Stock are available for future awards under the 2004 Stock Incentive Plan.

The 2012 Stock Incentive Plan also is intended to allow certain awards to meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code generally limits Sonic’s annual federal income tax deduction for compensation paid to certain officers to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance criteria pursuant to which the awards will be paid are disclosed to and approved by the stockholders. Therefore, stockholder approval of the 2012 Stock Incentive Plan, including the provisions regarding performance-based awards, also is being sought to give Sonic the continued ability to grant awards intended to qualify as performance-based compensation under Section 162(m) of the Code.

The following is a summary of the 2012 Stock Incentive Plan submitted for stockholder approval. The summary describes the principal features of the 2012 Stock Incentive Plan, but it is qualified by reference to the full text of the 2012 Stock Incentive Plan, which is included in this Proxy Statement as Appendix B.

Summary of Proposed 2012 Stock Incentive Plan

Administration

The 2012 Stock Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has the full authority to grant awards under the 2012 Stock Incentive Plan, to select the recipients of awards under the 2012 Stock Incentive Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. Among other things, the Compensation Committee also has the full authority to construe and interpret the 2012 Stock Incentive Plan and any related award agreement, to establish rules and regulations relating to the administration of the 2012 Stock Incentive Plan, to delegate administrative responsibilities and to make all other determinations and take any other actions that may be necessary or advisable for the administration of the 2012 Stock Incentive Plan. The Compensation Committee also has the discretion to vary or amend the terms of awards and establish administrative rules, procedures and sub-plans to conform to or accommodate differences in laws, rules, regulations, customs or policies of applicable non-U.S. jurisdictions.

Eligibility

The Compensation Committee may grant awards under the 2012 Stock Incentive Plan to employees and consultants providing services to the Company. In selecting recipients of awards and determining the applicable terms and conditions, the Compensation Committee may take into account any factors it deems relevant, including, among other things, their duties and the Compensation Committee’s assessment of their present and potential contributions to the success of the Company. The number of individuals who will be eligible to participate in the 2012 Stock Incentive Plan will vary and, in light of the Compensation Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of March 8, 2012, the Company had approximately 9,200 employees.

Types of Awards

Awards under the 2012 Stock Incentive Plan may be granted in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards. Each type of award is discussed in more detail below.

Shares Subject to 2012 Stock Incentive Plan and Award Limits

If the stockholders approve the 2012 Stock Incentive Plan, the number of shares of Sonic’s Class A Common Stock available for issuance under the 2012 Stock Incentive Plan will be 2,000,000 shares, subject to adjustment as described below. Shares of Class A Common Stock covered by awards that expire or are forfeited, canceled, settled in cash or otherwise terminated without the delivery of the full number of covered shares will be available for further awards under the 2012 Stock Incentive Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Class A Common Stock subject to an award that are (i) withheld or retained by the Company in payment of the exercise or purchase price of an award (including shares withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an award), or (ii) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an award will not become available again for awards under the 2012 Stock Incentive Plan.

The maximum number of shares of Class A Common Stock that may be issued pursuant to incentive stock options under the 2012 Stock Incentive Plan also will be 2,000,000 shares, subject to adjustment as described below.

No individual may be granted options and/or stock appreciation rights under the 2012 Stock Incentive Plan with respect to an aggregate of more than 500,000 shares of Class A Common Stock during any calendar year. With respect to all other types of awards, no individual may be granted awards (whether such awards may be settled in shares of common stock and/or cash) consisting of, covering or relating to in the aggregate more than 250,000 shares of Class A Common Stock during any calendar year. With respect to any cash-based stock award that is intended to be a performance award (as described below under “Performance Awards”), the 2012 Stock Incentive Plan provides that the maximum cash payment that may be paid during any one calendar year to a participant is $4,000,000.

In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Class A Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Compensation Committee, including adjustments to the number and kind of shares of Class A Common Stock which may be issued under the 2012 Stock Incentive Plan, the number of shares of Class A Common Stock subject to the award limits under the 2012 Stock Incentive Plan, and the number, kind and price of shares of Class A Common Stock subject to outstanding awards under the 2012 Stock Incentive Plan.

Stock Options

Stock options may be granted under the 2012 Stock Incentive Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of Sonic and certain subsidiaries. Stock options give the recipient an opportunity to purchase shares of Sonic’s Class A Common Stock from Sonic at a designated exercise price.

The exercise price of options granted under the 2012 Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of Sonic’s Class A Common Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of Sonic or a parent or subsidiary corporation (a “10% Stockholder”), the exercise price per share may not be less than 110% of the fair market value of a share of Class A Common Stock on the grant date. Fair market value under the 2012 Stock Incentive Plan generally is based on the closing sale price of Sonic’s Class A Common Stock on the NYSE on the grant date of the option.

Unless otherwise provided by the Compensation Committee, the exercise price of an option generally may be paid (i) in cash; (ii) subject to applicable law, by tendering previously acquired shares of Class A Common Stock having an aggregate fair market value equal to the total exercise price as long as certain requirements are met; and/or (iii) subject to applicable law and such rules as may be established by the Compensation Committee, by means of a “cashless exercise” through an approved broker. The Compensation Committee also may provide that options may be exercised using a “net share settlement” procedure, or by other means consistent with applicable law.

The Compensation Committee establishes the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder ceases to perform services for the Company. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

Except as otherwise provided by the Compensation Committee, the following rules apply if an option holder’s service with the Company and its subsidiaries terminates. If an option holder’s service terminates for any reason other than cause, involuntary termination without cause, disability or death, the option holder generally may exercise his or her stock options (to the extent vested) within the 60-day period following such termination. If the option holder is terminated for cause, the option holder’s stock options will immediately expire and no longer can be exercised. If the option holder is involuntarily terminated without cause, options (to the extent vested) generally may be exercised during the 90-day period following termination. If the option holder’s service terminates due to his or her disability, options (to the extent vested) generally may be exercised during the one-year period following termination. If the option holder dies while employed or during the applicable exercise period following termination as described above, options (to the extent vested) generally may be exercised during the one-year period following the option holder’s death. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options in certain circumstances.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of Sonic’s Class A Common Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Class A Common Stock or a combination thereof, as determined by the Compensation Committee. The initial value of SARs granted under the 2012 Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the initial value per share of Class A Common Stock covered by the SARs may not be less than the fair market value of a share of Sonic’s Class A Common Stock on the grant date of the SARs. For this purpose, fair market value generally is based on the closing price of Sonic’s Class A Common Stock on the NYSE on the grant date.

SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period may not exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient ceases to perform services for the Company. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of Class A Common Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Class A Common Stock with respect to which such options or SARs are exercised.

If an individual’s service with the Company terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above, unless otherwise provided by the Compensation Committee.

SARs generally may not be transferred other than by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient. However, the Compensation Committee, in its discretion, may permit the transfer of SARs in certain circumstances.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares of Sonic’s Class A Common Stock that is subject to restrictions and such other terms and conditions as the Compensation Committee determines. Restricted stock units are non-voting units of measurement that represent the contingent right to receive shares of Class A Common Stock or the value of shares of Class A Common Stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of Class A Common Stock or a combination thereof, as specified by the Compensation Committee.

The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on achievement of financial or other business objectives, the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient’s service with the Company terminates, all shares of Class A Common Stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited unless the Compensation Committee otherwise provides.

A recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote such shares of restricted stock and to receive cash dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights. However, the Compensation Committee may provide that, if the Board of Directors declares a dividend with respect to the Class A Common Stock, a recipient of restricted stock units will receive dividend equivalents on terms specified by the Compensation Committee.

Stock Awards

The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Class A Common Stock or that are valued by reference to shares of Class A Common Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

Performance Awards

The 2012 Stock Incentive Plan allows the Compensation Committee to grant restricted stock, restricted stock units or a stock award as a performance award intended to meet the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code limits Sonic’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and the next three highest paid officers (generally excluding the principal financial officer) to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance criteria pursuant to which the awards will be paid are disclosed to and approved by the stockholders. Accordingly, the Board of Directors also is seeking stockholder approval of the 2012 Stock Incentive Plan to satisfy the requirements of Section 162(m) of the Code.

For performance awards, the Compensation Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable. The 2012 Stock Incentive Plan provides that the Compensation Committee may establish performance goals based on one or more of the following: (i) stock price; (ii) market share; (iii) earnings per share (basic or diluted); (iv) net earnings; (v) operating or other earnings; (vi) gross or net profits; (vii) revenues; (viii) financial return ratios; (ix) stockholder return; (x) cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); (xi) cash position; (xii) return on equity; (xiii) return on investment; (xiv) debt rating; (xv) sales (including Company-wide sales and dealership sales); (xvi) expense reduction levels; (xvii) debt levels (including borrowing capacity); (xviii) return on assets (gross or net); (xix) debt to equity ratio; (xx) debt to capitalization ratio; (xxi) consummation of debt offerings; (xxii) consummation of equity offerings; (xxiii) growth in assets, sales, or market share; (xxiv) customer satisfaction; (xxv) reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); (xxvi) share count reduction; (xxvii) gross or operating margins; (xxviii) contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or (xxix) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance goals may be based on the performance of Sonic, based on one or more divisions, business units or subsidiaries, based on the performance of Sonic and its subsidiaries as a whole, or based on any combination of the foregoing. Performance goals also may be expressed by reference to an individual’s performance relating to any of the criteria.

The 2012 Stock Incentive Plan provides that performance goals may be expressed in such form as the Compensation Committee determines, including in either absolute or relative terms (including, but not limited to, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals do not have to be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). When establishing the performance goals, the Compensation Committee may specify that they will be determined either before or after taxes and adjusted to exclude items such as (i) asset write-downs or impairment charges; (ii) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (iii) litigation or claim expenses, judgments or settlements; or (iv) changes in accounting principles or tax laws or other laws or provisions affecting reported results.

The Compensation Committee also can establish subjective performance goals, but the subjective performance goals may be used only to reduce, and not increase, an award.

Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the performance goals have been reached. The Compensation Committee cannot waive the performance goal requirements for a covered officer except in its discretion in the case of the death or disability of the recipient or in the event of a change in control.

As noted previously, no individual may be granted restricted stock, restricted stock units or stock awards with respect to an aggregate of more than 250,000 shares of Class A Common Stock during any calendar year. In addition, the maximum cash payment that may be paid under a cash-based stock award during a calendar year to a participant is $4,000,000.

The Compensation Committee may, in its discretion, grant awards to covered officers that do not qualify as performance-based compensation under Section 162(m) of the Code.

Change in Control

Under the 2012 Stock Incentive Plan, a “change in control” generally means any merger or consolidation in which Sonic is not the surviving corporation and which results in the holders of the outstanding voting securities of Sonic (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by Sonic of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of Sonic.

Upon either the consummation of a tender or exchange offer that constitutes a change in control or the third business day prior to the effective date of any other change in control, as the case may be, (i) outstanding stock options and SARs will become fully vested and exercisable; (ii) outstanding restricted stock and restricted stock units (including performance awards other than those described below) will become fully vested with all restrictions and conditions related thereto being deemed satisfied; (iii) outstanding performance awards of restricted stock and restricted stock units for which the performance period has ended, but which otherwise remain subject to additional vesting or other restrictions, will become vested with all restrictions and conditions related thereto being deemed satisfied to the extent of the award as adjusted (if necessary) based upon achievement of the applicable performance goals; and (iv) outstanding performance awards of restricted stock and restricted stock units for which the performance period has not yet ended will become vested with restrictions and conditions related thereto being deemed satisfied on a pro rata basis based upon an assumed achievement of the applicable target performance goals and the length of time within the performance period that has elapsed prior to the change in control. The applicable award agreement will specify the effect of a change in control on other stock awards.

Forfeiture and Clawback

The 2012 Stock Incentive Plan provides that, in addition to forfeitures due to vesting schedules or termination of service, the Compensation Committee may specify in an award agreement that an award and/or a participant’s rights, payments and benefits with respect to an award (including but not limited to the right to receive an award, to exercise an award, to retain an award, to retain cash or Class A Common Stock acquired in connection with an award and/or to retain the profit or gain realized in connection with an award) will be subject to reduction, rescission, forfeiture or recoupment by the Company upon certain events, such as termination of service for cause, breach of confidentiality or other restrictive covenants, engaging in competition against the Company or other conduct or activity that is detrimental to the business or reputation of the Company. The 2012 Stock Incentive Plan also provides that all awards granted under the 2012 Stock Incentive Plan are intended to be subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company.

Amendment, Suspension or Termination

The Board of Directors may at any time amend, suspend or terminate the 2012 Stock Incentive Plan in whole or in part for any reason, provided that such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements or the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options. Unless terminated earlier, the 2012 Stock Incentive Plan will terminate on February 22, 2022, a term of ten years from its initial adoption by the Board of Directors. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the 2012 Stock Incentive Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of an outstanding award without his or her consent. However, the Board of Directors may amend the 2012 Stock Incentive Plan and/or the Compensation Committee may amend any outstanding award without obtaining the award holder’s consent if it deems the amendment necessary or advisable to comply with applicable law or address other regulatory matters.

Market Price of Class A Common Stock

The closing price of a share of Sonic’s Class A Common Stock on the NYSE on March 8, 2012 was $17.99.

Plan Benefits

No awards may be granted under the 2012 Stock Incentive Plan until it is approved by our stockholders. Since all awards under the 2012 Stock Incentive Plan are made at the discretion of the Compensation Committee, future awards that may be received by any executive officers or others pursuant to the 2012 Stock Incentive Plan are not presently determinable.

Federal Income Tax Consequences

The following is a brief summary of the current federal income tax consequences that generally apply with respect to awards that may be granted under the 2012 Stock Incentive Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of tax rules, including any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to Sonic and its subsidiaries under certain circumstances. This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the 2012 Stock Incentive Plan.

Nonstatutory Stock Options

The grant of nonstatutory stock options generally has no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of Class A Common Stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.

Incentive Stock Options

The grant and exercise of incentive stock options generally have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of Class A Common Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Class A Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain or loss realized by the option holder on the disposition of the Class A Common Stock will be taxed as short-term or long-term capital gain or loss, as applicable.

Stock Appreciation Rights

The grant of SARs generally has no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Restricted Stock

The recipient normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and the Company generally will be entitled to a corresponding tax deduction. If the recipient subsequently disposes of the shares of Class A Common Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Class A Common Stock, the recipient normally will not be entitled to a refund with respect to the tax already paid.

Restricted Stock Units

The grant of restricted stock units generally has no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Other Stock Awards

The federal income tax consequences of other stock awards will depend on the form of such awards.

Section 162(m) of the Code

The above discussion regarding the Company’s federal income tax deductions is subject to meeting certain requirements under Section 162(m) of the Code. Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and certain other officers to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. The 2012 Stock Incentive Plan permits the Compensation Committee to grant awards intended to qualify for this exception to the Section 162(m) deduction limit.

Section 409A of the Code

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Compensation Committee, awards granted under the 2012 Stock Incentive Plan are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. Sonic does not guarantee to any participant that the 2012 Stock Incentive Plan or any award granted under the 2012 Stock Incentive Plan complies with or is exempt from Section 409A of the Code and Sonic will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SONIC AUTOMOTIVE, INC. 2012 STOCK INCENTIVE PLAN.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as the principal independent registered public accounting firm of Sonic for the fiscal year ending December 31, 2012. Ernst & Young LLP has acted in such capacity for Sonic since the Audit Committee approved the engagement of Ernst & Young LLP on June 9, 2008.

Ernst & Young LLP’s reports on the financial statements for each of the fiscal years ended December 31, 2010 and 2011 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nevertheless, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice and will reconsider whether to retain Ernst & Young LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of Sonic.

Fees and Services

For the fiscal years ended December 31, 2010 and 2011, fees for services provided by Ernst & Young LLP were as follows:

	2010	2011
Audit Fees (1)
Recurring Audit and Quarterly Reviews	$1,126,827	$1,140,000
Registration Statements and Related Services	255,147	—
Audit-Related Fees (2)	—	—
Tax Fees (3)
Tax Compliance Services	—	—
Tax Planning and Advice	30,763	54,491
All Other Fees (4)	—	—

(1)

Audit fees consist of fees billed for professional services rendered in connection with or related to the audit of our consolidated annual financial statements, for the review of interim consolidated financial statements in Form 10-Qs, for service normally provided in connection with statutory and regulatory filings or engagements, including registration statements, and for services related to compliance with Section 404 of the Sarbanes-Oxley Act. Certain of Ernst & Young LLP’s fees will be billed in 2012 as services are rendered in connection with the audit of Sonic’s financial statements for the fiscal year ended December 31, 2011.

(2)

Audit-related fees consist of fees billed in the respective year for assurance and related services reasonably related to the performance of the audit or review of our audited or interim consolidated financial statements and are not reported under the heading “Audit Fees.”

(3)	Tax fees consist of fees billed in the respective year for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees billed in the respective year for products and services other than the services reported in other categories.

The Audit Committee considers the provision of these non-audit services to be compatible with maintaining Ernst & Young LLP’s independence.

Pre-approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for pre-approving all services provided by Sonic’s independent registered public accounting firm and pre-approved all of the services provided in 2011. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated its pre-approval authority to its chairman. The chairman in turn reports to the Audit Committee at least quarterly on audit and non-audit services he pre-approved since his last report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2011 Executive Officer Compensation Program

The policy of the Compensation Committee is to:

•	link executive compensation to Sonic’s business strategy and performance to attract, retain and reward key executive officers;

•	provide performance incentives and equity-based compensation to align the long-term interests of executive officers with those of Sonic’s stockholders; and

•	offer salaries, incentive performance pay opportunities and perquisites that are competitive in the marketplace.

Sonic’s executive compensation program is comprised primarily of two components: annual cash compensation, paid in the form of annual salary and performance-based bonuses, and long-term compensation, paid principally in the form of performance-based restricted shares of, performance-based restricted stock units convertible into shares of, and options to purchase, Sonic’s Class A Common Stock. This compensation program is designed to place emphasis on performance-based compensation. The Compensation Committee typically reviews and adjusts base salaries and awards of cash bonuses and equity-based compensation in the first quarter of each year based on several factors, including management’s recommendations approved by the Chief Executive Officer. Management’s recommendations are developed under the supervision of the Chief Executive Officer through a collaborative process involving members of Sonic’s senior management team. The President, Chief Financial Officer and other members of senior management presented management’s written recommendations, reports and proposals on 2011 compensation to the Compensation Committee. These recommendations and proposals addressed topics such as base salaries, overall structure, target levels and payout levels for the annual cash bonus program under Sonic’s Incentive Compensation Plan, equity awards to executive officers, and management’s rationale for these recommendations. The Compensation Committee considered these recommendations before determining compensation.

In addition to management’s recommendations and proposals, in 2010, the Compensation Committee engaged Hay Group, an independent consulting firm that specializes in executive compensation, to provide an analysis of the competitiveness of base salaries, annual cash bonus programs, total cash compensation (base salary plus cash bonus), long-term incentives and total direct compensation (total cash compensation plus the value of long-term incentives), paid by Sonic to its executive officers in comparison to similarly-situated executive officers of certain publicly traded automotive retail peer companies (Asbury Automotive Group, Inc., AutoNation, Inc., CarMax, Inc., Group 1 Automotive, Inc., and Penske Automotive Group, Inc.) and certain other companies recommended by Hay Group as appropriate for comparison based on similarity in size and nature of business (Advance Auto Parts, Inc., AutoZone, Inc., Avis-Budget Group, Inc., Big Lots, Inc., BJ’s Wholesale Club, Inc., Dollar Tree, Inc., Family Dollar Stores, Inc., Genuine Parts Co., Hertz Global Holdings, Inc., O’Reilly Automotive, Inc., Office Depot, Inc., OfficeMax, Inc. and United Stationers, Inc.). The Hay Group also took into account the Company’s performance as compared to the companies in the comparison groups. In its report, dated December 2010, Hay Group provided a comparison of base salary, cash bonus, target and actual total cash compensation, long-term incentives and target and actual total direct compensation of each executive officer, a competitive analysis of the compensation structure of Sonic’s executive officers compared to similarly-

situated executive officers of the publicly traded automotive retail peer group and extended peer group, and a comparison of the Company’s performance. The Compensation Committee referred to this report and management’s recommendations in determining executive compensation for 2011.

The Compensation Committee also considered the affirmative stockholder advisory vote on executive compensation disclosed in the proxy statement at the Company’s 2011 annual meeting of stockholders (99.8% of the votes cast by our stockholders at the 2011 annual meeting were in favor of the proposal to approve, on a non-binding advisory basis, our executive compensation) as one of the many factors it considered in connection with its determining executive compensation.

Annual Cash Compensation

Annual cash compensation for Sonic’s executive officers consists of a base salary and the potential for an annual performance-based cash bonus. The annual cash compensation paid by Sonic to its executive officers during 2011 was targeted to be competitive principally in relation to other automotive retailing companies (such as those included in the Peer Group Index in the performance graph appearing in our annual report to stockholders). While the Compensation Committee analyzes the competitiveness of annual cash compensation paid by Sonic to its executives in comparison to data from comparable companies, the Compensation Committee has not adopted any specific benchmarks for compensation of Sonic’s executives in comparison to other companies.

Annual Salary

The base salaries of Sonic’s executive officers and adjustments to executive officers’ base salaries are generally based upon a subjective evaluation of the executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations. The Compensation Committee’s evaluation is based upon non-quantitative factors such as the current responsibilities of each executive officer, the compensation of similarly situated executive officers of comparable companies, the performance of each executive officer during the prior calendar year (including subjective and objective evaluations of the performance of business units and functions under the particular executive’s supervision), and competitive factors and retention purposes. In December 2010, the Compensation Committee concurred with management’s recommendations regarding base salaries for the executive officers and determined not to adjust the base salaries of any executive officer for fiscal 2011.

Performance-Based Cash Bonuses

During 2011, Messrs. Bruton Smith, Scott Smith, Cosper, Dyke and David Smith participated in the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”). Compensation under the Incentive Compensation Plan is intended to provide highly-qualified executives and other key employees with an incentive to devote their best efforts to Sonic and enhance the value of Sonic for the benefit of stockholders. After consideration of management’s recommendations, on March 18, 2011, the Compensation Committee established objective, performance-based goals and potential bonus award amounts for Messrs. Bruton Smith, Scott Smith, Cosper, Dyke and David Smith for the performance period beginning January 1, 2011 and ending December 31, 2011, with annual cash bonuses (if any) to be paid as soon as administratively practicable following the Compensation Committee’s determination of the extent to which the specified performance goals were achieved. The amount of potential performance-based cash bonus for these individuals was based on a percentage of their respective annual base salary during the performance period. The Compensation Committee established two categories of performance goals for each of the executive officers: defined earnings per share (“EPS”) levels and customer satisfaction performance for Sonic’s dealerships. In establishing the potential bonus awards for each executive officer, the Compensation Committee chose to more heavily weight the EPS component to more closely tie the executive’s bonus to the profitability of the Company.

EPS was selected as the primary performance goal with the objective to closely align the executive officers’ cash bonuses with profitability realized by the Company during 2011. For purposes of the Incentive Compensation Plan performance goals in 2011, EPS was defined as (A) Sonic’s net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), adjusted to fix the income tax rate on continuing and discontinued operations at 40.0% and to take into account the timing of the disposition of dealerships during 2011 such that the budget and actual performance of dealerships disposed of during 2011 shall be included in the calculation only for the period up to the date of such disposition, and excluding the effects of (i) any gain or loss recognized by Sonic on the disposition of dealerships (including asset or lease impairment charges related to a decision to sell a particular dealership), (ii) asset write-downs and impairment charges, (iii) debt restructuring charges and costs, (iv) litigation judgments or settlements attributable to four identified lawsuits in which Sonic or a subsidiary of Sonic is a party, (v) any assessed withdrawal liability or settlement against Sonic and/or any of Sonic’s subsidiaries with respect to any of Sonic’s dealership subsidiaries that participate in or have participated in a specified multiemployer pension plan, and (vi) the cumulative effect of any changes in GAAP during 2011, divided by (B) a diluted weighted average share count of 40,000,000 shares. The Committee determined that for the 2011 cash bonus program, the EPS minimum, target and maximum objectives would be determined by reference to the actual volume of industry-wide new vehicles sold in the United States during the 2011 calendar year as reported by the National Automobile Dealers Association (the “2011 Industry Volume Level”). The performance objectives established for defined EPS levels applicable to each of Messrs. Bruton Smith, Scott Smith, Cosper, Dyke and David Smith were established by the Compensation Committee on March 18, 2011 as follows: for a 2011 Industry Volume Level of 11.5 million, the minimum EPS objective was $1.18, the target EPS objective was $1.47, and the maximum EPS objective was $1.62; for a 2011 Industry Volume Level of 12.5 million, the minimum EPS objective was $1.39, the target EPS objective was $1.74 and the maximum EPS objective was $1.91; and for a 2011 Industry Volume Level of 13.5 million, the minimum EPS objective was $1.61, the target EPS objective was $2.01 and the maximum objective was $2.21. For 2011 Industry Volume Level between 11.5 million and 12.5 million, or between 12.5 million and 13.5 million, the minimum objective, target objective and maximum objective would be a pro rata amount between the respective objectives for such 2011 Industry Volume Level determined on a linear basis. For 2011 Industry Volume Level below 11.5 million, the minimum objective, target objective and maximum objective would be correspondingly reduced on a linear basis. For 2011 Industry Volume Level above 13.5 million, the minimum objective, target objective and maximum objective would be correspondingly increased on a linear basis. The EPS-based bonus payable was computed as a percentage of the respective executive officer’s annual base salary earned during the performance period, with no bonus paid for performance below the minimum objective for defined EPS for the applicable 2011 Industry Volume Level; a bonus of 40% of annual base salary earned during the performance period for achieving the minimum objective for defined EPS for the applicable 2011 Industry Volume Level; a bonus of 100% of annual base salary earned during the performance period for achieving the target objective for defined EPS for the applicable 2011 Industry Volume Level; and a maximum bonus of 135% of annual base salary earned during the performance period for achieving the maximum objective for defined EPS for the applicable 2011 Industry Volume Level. For performance achieved that fell between two defined objectives for the applicable 2011 Industry Volume Level, the Compensation Committee determined that the bonus payable would equal a pro rata amount of the percentage bonus level between the two applicable defined objectives. The bonus payable would not exceed 135% of annual base salary earned during the performance period for performance achieved above the maximum EPS objective. In addition, if Sonic’s achieved defined EPS for 2011 was less than the break-even level of $0.00, or a loss, no EPS bonus would be paid pursuant to the Incentive Compensation Plan, regardless of the 2011 Industry Volume Level. The target objective for defined EPS established by the Committee at specified 2011 Industry Volume Levels were selected to align closely with the mid-point of the range of management’s internal forecast at such time for net income from continuing operations for 2011 at the specified 2011 Industry Volume Levels, giving effect to management’s internal forecast at such time for anticipated loss from discontinued operations for 2011, and other anticipated relevant information. After establishing the target objectives for the specified 2011 Industry Volume Levels, the minimum objectives for defined EPS at the specified 2011 Industry Volume Levels were established at 80% of the target objective at such specified 2011 Industry Volume Level, and the maximum objectives for defined EPS at the specified 2011 Industry Volume Levels were established at 110% of the target objective at such specified 2011 Industry Volume Level. In establishing these bonus award amounts and performance goals, the Compensation Committee expressly reserved the right to reduce bonus awards in the event that the Compensation Committee determined that subjective or other factors warranted a reduction.

Customer satisfaction (“CSI”) performance was selected as the other performance goal in order to align the executive officers’ cash bonuses with two other important company goals: (i) meeting the expectations of our dealership customers and (ii) meeting the expectations of our manufacturers. The CSI performance objective was based on the percentage of Sonic’s dealerships, as reported by the applicable manufacturer, which for the performance period met or exceeded their applicable manufacturer’s objective CSI standard applicable to the particular dealership as of December 31, 2011. Only dealerships owned by Sonic for the entire 2011 fiscal year were to be included in determining achievement of the CSI performance goals. The performance objectives established for CSI performance applicable to each of Messrs. Bruton Smith, Scott Smith, Cosper, Dyke and David Smith were established by the Compensation Committee on March 18, 2011 as follows: no bonus paid for performance below the minimum objective of 65% of Sonic’s dealerships achieving the requisite CSI performance; a bonus of 5% of annual base salary earned during the performance period for achieving the minimum objective of 65% of Sonic’s dealerships achieving the requisite CSI performance; a bonus of 15% of annual base salary earned during the performance period for achieving the target objective of 70% of Sonic’s dealerships achieving the requisite CSI performance; and a maximum bonus of 25% of annual base salary earned during the performance period for achieving the maximum objective of 75% of Sonic’s dealerships achieving the requisite CSI performance. For performance achieved that fell between two defined objectives, the Compensation Committee determined that the bonus payable would equal a pro rata amount of the bonus level between the two applicable defined objectives. For performance achieved above the maximum objective, the bonus payable for the CSI component would be capped at 25% of annual base salary earned during the performance period. In establishing these bonus award amounts and performance goals, the Compensation Committee expressly reserved the right to reduce bonus awards in the event that the Compensation Committee determined that subjective or other factors warranted a reduction. Consistent with the terms of the Incentive Compensation Plan, the Compensation Committee also capped the aggregate cash bonus payable to any executive officer at a $3.0 million maximum amount.

On March 2, 2012, based on management’s report regarding Sonic’s performance against the performance-based goals, the Compensation Committee certified that the objective, performance-based criteria for the defined EPS component had been met at the maximum objective level because Sonic achieved a defined EPS of $2.01 for a 2011 Industry Volume Level of 12.8 million and the CSI component had been met at the maximum objective level because 75.48% of the applicable dealerships had met or exceeded the requisite CSI performance. This resulted in bonuses for each criterion as follows: 135% of annual base salary earned during the performance period for the defined EPS component and 25% of annual base salary earned during the performance period for the CSI component. As a result, the Compensation Committee authorized award amounts for each of the executive officers for the specified levels of achievement within those performance categories in the following amounts: $1,760,000 for Bruton Smith; $1,520,000 for Scott Smith, $1,176,000 for David Cosper, $1,236,000 for Jeff Dyke and $968,000 for David Smith. The Compensation Committee approved payment of these award amounts by March 15, 2012.

Long-term Equity Compensation

The Compensation Committee believes that equity-based compensation is an effective means of aligning the long-term interests of Sonic’s key officers and employees with those of its stockholders, to provide incentives to, to attract and retain and to encourage equity ownership by, key officers and employees providing service to Sonic and its subsidiaries upon whose efforts Sonic’s success and future growth depends. Sonic’s long-term compensation program is based principally upon awards of (a) performance-based restricted shares of Sonic’s Class A Common Stock, (b) performance-based restricted stock units convertible into shares of Sonic’s Class A Common Stock, and (c) options to purchase Sonic’s Class A Common Stock under the Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”). Awards of stock options, restricted stock or restricted stock units are based generally upon a subjective evaluation of the executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations submitted to the Compensation Committee. The Compensation Committee’s evaluation considers a number of non-quantitative factors, including the responsibilities of the individual officers for and contribution to Sonic’s operating results (in relation to other recipients of Sonic equity awards), and their expected future contributions, as well as prior awards to the particular executive officer.

In December 2009, the Compensation Committee evaluated the form of equity compensation grants to executive officers, and, after giving consideration to the more stabilized economic conditions, automotive industry conditions and market valuation of Sonic’s stock, determined to return to awards of performance-based restricted stock and restricted stock units to the executive officers during 2010 rather than grants of options to purchase Sonic’s Class A Common Stock. On March 18, 2011, the Compensation Committee determined it was in the best interests of Sonic’s stockholders to grant performance-based restricted shares of Class A Common Stock and restricted stock units to executive officers of Sonic for the 2011 calendar year under the 2004 Stock Incentive Plan in the following amounts: Mr. O. Bruton Smith, 47,000 restricted stock units; Mr. B. Scott Smith, 40,600 restricted stock units; Mr. David Cosper, 31,410 restricted shares of Class A Common Stock; Mr. Jeff Dyke, 33,000 restricted shares of Class A Common Stock; and Mr. David Smith, 25,860 restricted stock units.

These restricted shares and restricted stock units were subject to forfeiture based upon Sonic’s achievement of defined EPS levels for the 2011 calendar year, under the same criteria as established by the Compensation Committee for the defined EPS component of the executive officers’ Incentive Compensation Plan cash bonus terms for 2011 (see “— Performance-Based Cash Bonuses” above). The Compensation Committee chose the defined EPS-based performance criteria for the restricted share and restricted stock unit grants for the same reasons as it was chosen to be the primary performance criteria for performance-based cash bonuses, as set forth above. The performance-based restricted stock and restricted stock unit awards vest in three equal annual installments, with the first 1/3 vesting on March 31, 2012 and 1/3 vesting on each of the 2nd and 3rd anniversaries of the date of grant. Nevertheless, the Compensation Committee chose to establish a one-year defined EPS performance condition primarily because of the difficulty of providing an accurate forecast for Sonic’s EPS for a three-year future period. The specific performance objectives for the restricted share and restricted stock unit grants to Messrs. Bruton Smith, Scott Smith, Cosper, Dyke and David Smith were as follows. For achievement of defined EPS in 2011 below 75% of the applicable EPS target objective established by the Committee, the restricted stock grants and restricted stock unit grants were to be forfeited in their entirety. For achievement of defined EPS in 2011 at or above 75% of the applicable EPS target objective established by the Committee, the number of restricted shares and restricted stock units that would remain outstanding would equal (a) the number of restricted shares or restricted stock units granted multiplied by (b) Sonic’s actual defined EPS for the 2011 fiscal year expressed as a percentage of the applicable EPS target objective, but such percentage would not exceed 100% for purposes of this grant, and the remaining restricted shares and restricted stock units would be forfeited.

As a result of the Company’s EPS for fiscal year 2011, the Compensation Committee certified the awards described above to the following amounts: Mr. O. Bruton Smith, 47,000 restricted stock units; Mr. B. Scott Smith, 40,600 restricted stock units; Mr. David P. Cosper, 31,410 restricted shares; Mr. Jeff Dyke, 33,000 restricted shares; and Mr. David Smith, 25,860 restricted stock units.

For additional details concerning the options and restricted stock granted to and held by the executive officers during the 2011 calendar year, see “— Compensation of Executive Officers,” “— Grants of Plan-Based Awards During 2011,” “— Outstanding Equity Awards at Fiscal 2011 Year-End” and “— Option Exercises and Stock Vested During 2011.”

Deferred Compensation Plan and Other Benefits

Executive officers of Sonic (including the Chief Executive Officer) were also eligible to participate in the Sonic Automotive, Inc. Deferred Compensation Plan (the “Deferred Plan”) during the 2011 calendar year. For

2011, executive officers could elect to defer a portion of their annual cash compensation, up to 75% of base salary and up to 100% of eligible incentive bonus amounts. For plan years prior to January 1, 2010, Sonic made matching contributions of 20% of the amount deferred by each employee, not to exceed $10,000 per plan year in matching contributions, but Sonic subsequently suspended such cash matching contributions under the Deferred Plan for deferrals attributable to a plan year, beginning with the 2010 plan year. Sonic may also make supplemental contributions for eligible employees to make up for the additional matching contributions the employees would have received under Sonic’s 401(k) plan in the absence of legal limitations on the amount of compensation that could be considered under the 401(k) plan (e.g., $245,000 for 2011). No supplemental contributions were made by Sonic for the 2011 plan year. Sonic’s contributions generally vest based on an employee’s full years of Deferred Plan participation with 20% vesting for each year so that an employee is fully vested after five years of participation. Participation in the Deferred Plan is offered annually to a select group of our management and highly compensated employees. Contributions by participants in the Deferred Plan, including the executive officers, are credited with a rate of return (positive or negative) based on deemed investments selected by a participant from among several different investment funds offered by the third-party administrator of the Deferred Plan, with such deemed earnings determined by the actual market performance of the investment funds selected by the participant. Mr. Cosper was a participant in the Deferred Plan during 2011. Please see the discussion under “— Nonqualified Deferred Compensation Plans for 2011” for further information about the Deferred Plan.

Each of the executive officers of Sonic was also afforded the use of company demonstrator vehicles for personal use during 2011. Personal use of company vehicles is a common competitive perquisite afforded to executives in the automobile dealership industry with both publicly-held and privately-owned dealership companies. During 2011, each of Messrs. Bruton Smith, Scott Smith, Cosper, David Smith and Dyke was afforded the use of Company vehicles for personal use, the imputed value of which was $95,390 for Mr. Bruton Smith, $61,900 for Mr. Scott Smith, $17,664 for Mr. Cosper, $39,180 for Mr. David Smith and $31,529 for Mr. Dyke, each as reflected in the “All Other Compensation” column for the particular executive officer in “— Compensation of Executive Officers — Summary Compensation Table.”

Executive officers of Sonic (including the Chief Executive Officer) were also eligible in 2011 to participate in various benefit plans on similar terms to those provided to other employees of Sonic, including matching contributions under Sonic’s 401(k) plan. These benefit plans provided to employees of Sonic, including the executive officers, are intended to provide a safety net of coverage against various events, such as death, disability and retirement. Messrs. Cosper and Dyke received matching contributions under Sonic’s 401(k) plan for 2011, the amounts of which are reflected in the “All Other Compensation” column for the particular executive officer in “— Compensation of Executive Officers — Summary Compensation Table.”

Supplemental Executive Retirement Plan

The Sonic Automotive, Inc. Supplemental Executive Retirement Plan (the “SERP”) was adopted effective as of January 1, 2010. The SERP is a nonqualified deferred compensation plan that is considered unfunded for federal tax purposes and intended for a select group of management or highly compensated employees. The Compensation Committee adopted the SERP in order to attract and retain key employees by providing a retirement benefit in addition to the benefits provided by Sonic’s tax-qualified and other nonqualified deferred compensation plans. The Compensation Committee selects the employees who will become SERP participants and designates each such employee as a Tier 1 participant, Tier 2 participant or Tier 3 participant. Messrs. David P. Cosper and Jeff Dyke were designated as Tier 1 participants in the SERP effective as of January 1, 2010.

Subject to a specified vesting schedule, the SERP generally provides a retirement benefit in the form of an annual payment for a period of 15 years, with the annual payment based on a specified percentage of the participant’s “final average salary.” The annual payment for a Tier 1 participant is based on 50% of final average salary. The annual payment for a Tier 2 participant is based on 40% of final average salary. The annual payment for a Tier 3 participant is based on 35% of final average salary. Final average salary generally means the average of the participant’s highest three annual base salaries during the last five plan years prior to the participant’s separation from service with Sonic. A participant is generally eligible for the vested portion of his or her SERP benefit upon normal retirement after reaching age 65 or age 55 with at least 10 years of employment with Sonic. If a participant leaves Sonic before qualifying for normal retirement, the participant’s SERP benefit generally is reduced for early retirement (in addition to application of the vesting schedule). The vested benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. The reduction for early retirement does not apply to Mr. Cosper. Please see the discussion under “— Pension Benefits for 2011” for further information about the SERP.

Federal Income Tax Considerations

As noted above, the compensation paid to Sonic’s executive officers is based primarily on the performance of Sonic. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits Sonic’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and certain other executive officers subject to Section 162(m) of the Code) to $1.0 million with respect to each such executive officer, unless the compensation qualifies as “performance-based.” Executive officer compensation attributable to the exercise of stock options granted under the Stock Option Plan and 2004 Stock Incentive Plan, awards of performance-based restricted stock or performance-based restricted stock units pursuant to the 2004 Stock Incentive Plan and annual cash bonuses paid under the Incentive Compensation Plan generally are intended to qualify as fully deductible performance-based compensation. The Compensation Committee intends to continue to manage Sonic’s executive compensation program in a manner intended to preserve federal income tax deductions. However, the Compensation Committee also must approach executive compensation in a manner which will attract, motivate and retain key personnel whose performance increases the value of Sonic. Accordingly, the Compensation Committee may from time to time exercise its discretion to award compensation that may not be deductible under Section 162(m) of the Code when in its judgment such award would be in the interests of Sonic.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Sonic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and this Proxy Statement.

Robert L. Rewey, Chairman

William I. Belk

Victor H. Doolan

Robert Heller

Compensation of Executive Officers

The following table sets forth compensation paid by or on behalf of Sonic to the principal executive officer and principal financial officer of Sonic and to Sonic’s other named executive officers for services rendered during Sonic’s fiscal years ended December 31, 2009, December 31, 2010 and December 31, 2011:

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total($)
O. Bruton Smith	2011	$1,100,000	$—	$614,290	$—	$1,760,000	$—	$95,390	(3)	$3,569,680
Chairman, Chief Executive	2010	1,100,000	—	623,150	—	1,760,000	—	85,896		3,569,046
Officer and Director (principal executive officer)	2009	1,100,000	—	—	181,500	1,760,000	—	87,378		3,128,878
B. Scott Smith	2011	$950,000	$—	$530,642	$—	$1,520,000	$—	$61,900	(4)	$3,062,542
President, Chief Strategic	2010	950,000	—	538,175	—	1,520,000	—	53,355		3,061,530
Officer and Director	2009	950,000	—	—	156,750	1,520,000	—	35,427		2,662,177
David P. Cosper	2011	$735,000	$—	$410,529	$—	$1,176,000	$717,127	$18,889	(5)	$3,057,545
Vice Chairman and Chief	2010	729,167	—	396,550	—	1,166,667	2,436,302	28,102		4,756,788
Financial Officer (principal financial officer)	2009	700,000	—	—	115,500	1,120,000	—	36,573		1,972,073
David B. Smith	2011	$605,000	$—	$337,990	$—	$968,000	$—	$39,180	(6)	$1,950,170
Executive Vice President and	2010	605,000	—	342,733	—	968,000	—	27,816		1,943,549
Director	2009	605,000	—	—	99,825	968,000	—	25,337		1,698,162
Jeff Dyke	2011	$772,500	$—	$431,310	$—	$1,236,000	$752,839	$32,754	(7)	$3,225,403
Executive Vice President of	2010	768,750	—	424,875	—	1,230,000	2,014,550	14,521		4,452,696
Operations	2009	750,000	—	—	123,750	1,200,000	—	13,500		2,087,250

(1)

Both Stock and Option Awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the Accounting Standards Codification (the “ASC”). The Stock and Option Awards vest in various increments over a three-year period. See Note 10 to Sonic’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ending December 31, 2011 for the valuation assumptions used in determining the fair value of the awards.

(2)

The amount shown for 2011 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2010 to December 31, 2011. The amount shown for 2010 represents the actuarial present value of accumulated benefits under the SERP as of December 31, 2010, which is shown because the SERP was not effective until January 1, 2010. The amounts shown for David P. Cosper and Jeff Dyke assume retirement at the earliest age at which unreduced benefits could be paid. Messrs. Cosper and Dyke are not fully vested in their SERP benefits. See “— Pension Benefits for 2011” for further information about the SERP, including the assumptions used for these calculations.

(3)

The perquisites for O. Bruton Smith represent the imputed value of demo vehicles provided by the Company. The imputed value of the demo vehicles was $95,390. The value assigned to the demo vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(4)

The perquisites for B. Scott Smith represent the imputed value of demo vehicles provided by the Company. The imputed value of the demo vehicles was $61,900. The value assigned to the demo vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(5)

The perquisites for David P. Cosper include the imputed value of demo vehicles provided by the Company and Company matching contributions under the 401(k) plan. The value assigned to the demo vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(6)

The perquisites for David Smith represent the imputed value of demo vehicles provided by the Company. The imputed value of the demo vehicles was $39,180. The value assigned to the demo vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(7)

The perquisites for Jeff Dyke represent the imputed value of demo vehicles provided by the Company and Company matching contributions under the 401(k) plan. The imputed value of the demo vehicles was $31,529. The value assigned to the demo vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

Grants of Plan-Based Awards During 2011

The following table sets forth information regarding all grants of awards made to the named executive officers during 2011 under any plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
O. Bruton Smith	3/18/2011 3/18/2011	(3) (4)	$495,000 —	$1,265,000 —	$1,760,000 —	— 35,250	— 47,000	— 47,000	— —	— —	— —	$	— 614,290	(5)
B. Scott Smith	3/18/2011 3/18/2011	(3) (4)	$427,500 —	$1,092,500 —	$1,520,000 —	— 30,450	— 40,600	— 40,600	— —	— —	— —	$	— 530,642	(5)
David P. Cosper	3/18/2011 3/18/2011	(3) (4)	$330,750 —	$845,250 —	$1,176,000 —	— 23,558	— 31,410	— 31,410	— —	— —	— —	$	— 410,529	(5)
David B. Smith	3/18/2011 3/18/2011	(3) (4)	$272,250 —	$695,750 —	$968,000 —	— 19,395	— 25,860	— 25,860	— —	— —	— —	$	— 337,990	(5)
Jeff Dyke	3/18/2011 3/18/2011	(3) (4)	$347,625 —	$888,375 —	$1,236,000 —	— 24,750	— 33,000	— 33,000	— —	— —	— —	$	— 431,310	(5)

(1)	Amounts earned in 2011 are set forth in the Summary Compensation Table.

(2)	There were no stock options granted in 2011.

(3)	Grants issued pursuant to Sonic Automotive, Inc. Incentive Compensation Plan.

(4)	Grants issued pursuant to Sonic Automotive, Inc. 2004 Stock Incentive Plan.

(5)	Stock Awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the ASC.

For a description of additional terms of the compensation and grants disclosed in the tables above, see “— Compensation Discussion and Analysis.”

Employment Agreements

Sonic has an employment agreement (the “Employment Agreement”) with Mr. Cosper. Under the Employment Agreement, Sonic agreed to employ Mr. Cosper through March 2, 2009, subject to automatic extension for successive one-year periods. The Employment Agreement sets forth the basic terms of employment for Mr. Cosper, including provisions for annual base salary, annual performance-based cash bonus and eligibility to participate in Sonic’s equity compensation plans and benefit programs.

The Employment Agreement contains restrictive covenants that prohibit, during periods defined in the Employment Agreement and subject to certain limited exceptions, Mr. Cosper from (i) competing with Sonic, (ii) employing or soliciting Sonic’s employees, (iii) interfering with Sonic’s relationships with its customers or vendors and (iv) disclosing or using in an unauthorized manner any of Sonic’s confidential or proprietary information. Sonic will not be obligated to pay Mr. Cosper any applicable severance if he violates the non-competition provisions of his Employment Agreement. These restrictive covenants generally apply for a period of two years following the later of the expiration or termination of employment under the Employment Agreement. The restrictive covenants limit Mr. Cosper’s competitive activities within any Standard Metropolitan Statistical Area or county in which Sonic has a place of business on the date of expiration or termination of the Employment Agreement.

For a description of additional terms of the Employment Agreement, see “— Potential Payments Upon Termination or Change-in-Control.”

Outstanding Equity Awards at Fiscal 2011 Year-End

Outstanding Equity Awards at Fiscal Year-End
Name	Award Grant Date	Option Awards (1)						Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
O. Bruton Smith	10/23/2002 2/19/2004 4/21/2005 2/9/2006 3/19/2007 3/30/2009 2/26/2010 3/18/2011	100,000 100,000 100,000 90,000 45,000 122,222 — —	— — — — — 61,111 — —	— — — — — — — —	$ $ $ $ $ $	16.20 23.78 19.23 23.94 28.04 1.81 — —	10/23/2012 2/19/2014 4/21/2015 2/9/2016 3/19/2017 3/30/2019 — —	— — — — — — 40,333 —	$	— — — — — — 597,332 —	— — — — — — — 47,000	$	— — — — — — — 696,070
B. Scott Smith	10/23/2002 2/19/2004 4/21/2005 2/9/2006 3/19/2007 3/30/2009 2/26/2010 3/18/2011	50,000 50,000 75,000 72,000 36,000 105,556 — —	— — — — — 52,777 — —	— — — — — — — —	$ $ $ $ $ $	16.20 23.78 19.23 23.94 28.04 1.81 — —	10/23/2012 2/19/2014 4/21/2015 2/9/2016 3/19/2017 3/30/2019 — —	— — — — — — 34,833 —	$	— — — — — — 515,877 —	— — — — — — — 40,600	$	— — — — — — — 601,286
David P. Cosper	3/19/2007 3/30/2009 2/26/2010 3/18/2011	20,000 — — —	— 38,889 — —	— — — —	$ $	28.04 1.81 — —	3/19/2017 3/30/2019 — —	— — 25,666 —	$	— — 380,113 —	— — — 31,410	$	— — — 465,182
David B. Smith	10/23/2002 4/21/2003 10/23/2003 4/21/2004 4/21/2005 10/19/2005 4/19/2006 4/18/2007 3/30/2009 2/26/2010 3/18/2011	3,000 2,000 2,000 10,000 8,000 20,000 14,405 7,203 — — —	— — — — — — — — 33,611 — —	— — — — — — — — — — —	$ $ $ $ $ $ $ $ $	16.20 15.90 26.36 23.42 19.23 21.23 26.42 30.07 1.81 — —	10/23/2012 4/21/2013 10/23/2013 4/21/2014 4/21/2015 10/19/2015 4/19/2016 4/18/2017 3/30/2019 — —	— — — — — — — — — 22,183 —	$	— — — — — — — — — 328,530 —	— — — — — — — — — — 25,860	$	— — — — — — — — — — 382,987
Jeff Dyke	10/19/2005 4/19/2006 4/18/2007 3/30/2009 2/26/2010 3/18/2011	20,000 33,500 10,050 — — —	— — — 41,668 — —	— — — — — —	$ $ $ $	21.23 26.42 30.07 1.81 — —	10/19/2015 4/19/2016 4/18/2017 3/30/2019 — —	— — — — 27,500 —	$	— — — — 407,275 —	— — — — — 33,000	$	— — — — — 488,730

(1)

Options granted on October 23, 2002 (for Mr. David Smith), April 21, 2003, October 23, 2003, April 21, 2004, April 21, 2005, October 19, 2005 and March 30, 2009 vest in three equal annual installments beginning on the first anniversary of the date of grant. Options granted on October 23, 2002 (for Messrs. O. Bruton and B. Scott Smith) and April 18, 2007 cliff vest on the first anniversary of the date of grant. Options granted on February 19, 2004 vest 1/3 on the first anniversary of the date of grant and the remaining 2/3 on December 22, 2005. Options granted on February 9, 2006 and April 19, 2006 vest in two equal annual installments beginning on the first anniversary of the date of grant. Options granted on March 19, 2007 vest on March 19, 2008.

(2)	The non-vested equity incentive plan award shares or units granted on February 26, 2010 vest 1/2 on February 26, 2012 and 1/2 on February 26, 2013.

(3)	Market value based on the December 31, 2011 closing market price of our Class A Common Stock of $14.81 per share.

(4)	The unearned, non-vested equity incentive plan award shares or units granted on March 18, 2011 vest 1/3 on March 31, 2012, 1/3 on March 18, 2013 and 1/3 on March 18, 2014.

Option Exercises and Stock Vested During 2011

The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock and restricted stock units during 2011 for each of the named executive officers on an aggregated basis.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
O. Bruton Smith	—	$—	20,167	$207,720
B. Scott Smith	—	$—	17,417	$179,395
David P. Cosper	38,889	$470,954	12,834	$132,190
David B. Smith	67,222	$937,132	11,092	$114,248
Jeff Dyke	41,666	$549,575	13,750	$141,625

(1)	Represents pre-tax gain on exercise.

(2)

Represents aggregate dollar amount realized upon vesting based on the closing price of the Class A Common Stock on the date of vesting of restricted stock units or restricted stock as follows: for Messrs. O. Bruton Smith, B. Scott Smith, David P. Cosper, David B. Smith and Jeff Dyke on March 31, 2011 at a closing price of $10.30 per share.

Pension Benefits for 2011

The following table sets forth information regarding pension benefits for Sonic’s named executive officers as of December 31, 2011.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
O. Bruton Smith (3)	N/A	—	—	—
B. Scott Smith (3)	N/A	—	—	—
David P. Cosper	Supplemental Executive Retirement Plan	N/A	$3,153,429(4)	—
David B. Smith (3)	N/A	—	—	—
Jeff Dyke	Supplemental Executive Retirement Plan	N/A	$2,767,389(4)	—

(1)	Benefits under the Sonic Automotive, Inc. Supplemental Executive Retirement Plan (the “SERP”) are based on a percentage of “final average salary” and the percentage does not increase based on years of credited service. Vesting under the SERP is based on years of participation in the SERP. Messrs. Cosper and Dyke each have two years of participation in the SERP. Normal retirement under the SERP is age 65 or age 55 with at least 10 years of service with Sonic. Vested benefits are reduced for early retirement, although the reduction for early retirement does not apply to Mr. Cosper. As of December 31, 2011, Mr. Cosper has 5 5/6 years of service with Sonic and Mr. Dyke has 6 1/4 years of service with Sonic.

(2)

The accumulated benefit is based on salary considered by the SERP for the period through December 31, 2011. The present value of the accumulated benefit has been calculated assuming that the named executive officers remain in service through the earliest date as of which they could receive unreduced benefits and that the benefit will be payable in the form of an annual payment for 15 years. Other assumptions used to determine the present value of accumulated benefits are described in the summary below.

(3)	Messrs. O. Bruton Smith, B. Scott Smith and David B. Smith are not participants in the SERP.

(4)

Messrs. Cosper and Dyke are not fully vested in their SERP benefits. Actual benefits will be determined at termination of employment based on actual salary and years of SERP participation and, in the case of Mr. Dyke, years of service with Sonic.

On December 7, 2009, the Compensation Committee adopted the SERP to be effective as of January 1, 2010. In connection with the adoption of the SERP, the Compensation Committee authorized the establishment of an irrevocable grantor trust known as a “rabbi trust” for the purpose of accumulating assets from which SERP liabilities may be paid. The following is a brief description of certain material terms of the SERP.

The SERP is a nonqualified deferred compensation plan that is considered unfunded for federal tax purposes and intended for a select group of management or highly compensated employees. The SERP is subject to Section 409A of the Internal Revenue Code (the “Code”). The purpose of the SERP is to attract and retain key employees by providing a retirement benefit in addition to the benefits provided by Sonic’s tax-qualified and other nonqualified deferred compensation plans. The Compensation Committee selects the employees who will become SERP participants and designates each such employee as a Tier 1 participant, Tier 2 participant or Tier 3 participant.

David P. Cosper, Vice Chairman and Chief Financial Officer, and Jeff Dyke, Executive Vice President of Operations, were designated as Tier 1 participants in the SERP effective as of January 1, 2010, in each case subject to execution of a participation agreement. Amounts reported in the Pension Benefits table above as the actuarial present value of accumulated benefit under the SERP are calculated assuming that the benefit is in the form of an annual payment for 15 years and assuming that Mr. Cosper and Mr. Dyke remain in service with Sonic until the earliest age at which unreduced benefits would be payable, which is age 63 for Mr. Cosper and age 55 for Mr. Dyke. The present value of accumulated benefit is calculated using the discount rate assumption that Sonic also uses for its financial statement disclosures, which at December 31, 2011 was 4.40%. Mr. Cosper’s and Mr. Dyke’s actual years of participation in the SERP and actual years of service with Sonic are indicated in a footnote to the Pension Benefits table above. No additional years of service have been credited to the named executive officers under the SERP.

Subject to the vesting schedule described below, the SERP generally provides a retirement benefit in the form of an annual payment for a period of 15 years, with the annual payment based on a specified percentage of the participant’s “final average salary.” The annual payment for a Tier 1 participant is based on 50% of final average salary. The annual payment for a Tier 2 participant is based on 40% of final average salary. The annual payment for a Tier 3 participant is based on 35% of final average salary. Final average salary generally means the average of the participant’s highest three annual base salaries during the last five plan years prior to the participant’s separation from service with Sonic. A participant is generally eligible for the vested portion of his or her SERP benefit upon normal retirement after reaching age 65 or age 55 with at least 10 years of employment with Sonic.

As noted above, participants are subject to a vesting schedule for their SERP benefits based on their “Years of Plan Service” (i.e., a 365-day period of employment beginning on the effective date of SERP participation and each anniversary thereof). Unless otherwise specified by the Compensation Committee, participants vest in their SERP benefits as follows:

Years of Plan Service	Percent Vested
Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
5 or more	100%

However, Mr. Cosper vests in his SERP benefits as follows:

Years of Plan Service	Percent Vested
Less than 2	0%
At least 2 but less than 4	20%
At least 4 but less than 6	40%
At least 6 but less than 8	75%
8 or more	100%

Participants also become 100% vested if they die or become disabled (as defined in the SERP) while employed with Sonic, or upon a change in control (as defined in the SERP) while employed with Sonic.

If a participant leaves Sonic before qualifying for normal retirement, the participant’s SERP benefit generally is reduced for early retirement (in addition to application of the vesting schedule). The vested benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. However, the reduction for early retirement does not apply to Mr. Cosper. Mr. Cosper may retire without a reduction in his vested benefits.

Generally, benefit payments begin the first of the month following the month in which normal retirement or early retirement occurs. If the participant is a “specified employee” under Section 409A of the Code, the first payment following normal or early retirement generally must be postponed for six months following termination. Subsequent annual payments will be made on the anniversary of the date the initial installment otherwise would have been made.

If a participant terminates employment with Sonic within 2 years after a change in control, the participant will receive the vested portion of his normal retirement benefit or reduced early retirement benefit, as applicable, in a lump sum payment based on the present value of his unpaid, vested accrued benefit.

If a participant dies during the 15-year payment period, payments continue to the participant’s surviving spouse (if any). If a participant dies before terminating employment with Sonic, the lump sum value of his accrued benefit (calculated as if the date of death were the date of normal retirement) will be paid to his designated beneficiary. If a participant becomes disabled while employed with Sonic, the participant will be entitled to a regular SERP benefit payable for 15 years (calculated as if the date of disability were the date of normal retirement).

If a participant is terminated for “cause” or it is discovered after termination that the participant could have been terminated for certain reasons constituting “cause,” the participant will forfeit all benefits under the SERP, including any remaining unpaid benefits if already in pay status. Under the SERP, reasons constituting “cause” include material breach of the participant’s obligations in any employment agreement which is not timely remedied, the participant’s breach of any applicable restrictive covenants, conviction of a felony, actions involving moral turpitude, willful failure to comply with reasonable and lawful directives of Sonic’s Board of Directors or the participant’s superiors, chronic absenteeism, willful or material misconduct, illegal use of controlled substances, and if applicable, the final and non-appealable determination by a court of competent jurisdiction that the participant willfully and knowingly filed a fraudulent certification under Section 302 of the Sarbanes Oxley Act.

In addition, the SERP provides that benefits are forfeited if a participant fails to comply with certain restrictive covenants related to Sonic and its business, including any remaining unpaid benefits if already in pay status. Subject to limited exceptions, these restrictive covenants generally prohibit (i) disclosing or using in any unauthorized manner any of Sonic’s confidential or proprietary information, (ii) employing or soliciting employees of Sonic, its affiliates or subsidiaries, (iii) interfering with Sonic’s relationships with its vendors, (iv) competing with Sonic within any Standard Metropolitan Statistical Area or county in which Sonic or any of its subsidiaries has a place of business, and (v) disparaging Sonic, its subsidiaries, affiliates, officers, directors, business or products. These restrictive covenants generally apply while a participant in the SERP, and if later, during the two-year period following separation from service with Sonic (except that the confidentiality and non-disparagement restrictions do not expire).

In the case of either termination without cause or failure to comply with the restrictive covenants, the SERP also provides that the participant must repay Sonic all benefit amounts previously received.

If a rabbi trust exists when a change in control of Sonic occurs, the SERP requires that Sonic contribute, at the time of the change in control and then on each anniversary thereof, cash or liquid securities sufficient so that the value of assets in the rabbi trust at least equals the total value of all accrued benefits under the SERP. The assets of the rabbi trust are available to the general creditors of Sonic in the event of its insolvency. Participants are unsecured general creditors of Sonic with respect to their SERP benefits and do not have an ownership interest in rabbi trust assets or in any other specific assets of Sonic.

Nonqualified Deferred Compensation Plans for 2011

The following table sets forth information concerning contributions and other activity for each named executive officer under the Sonic Automotive, Inc. Deferred Compensation Plan (the “Deferred Plan”) during 2011:

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
O. Bruton Smith	$—		$—	$—	$—	$—
B. Scott Smith	$—		$—	$—	$—	$—
David P. Cosper	$153,417	(3)	$—	$(20,996)	$—	$393,028	(4)(5)
David B. Smith	$—		$—	$—	$—	$—
Jeff Dyke	$—		$—	$—	$—	$—

(1)	There were no employer contributions in 2011.

(2)	Earnings on plan balances are not reported in the Summary Compensation Table.

(3)

Amount shown represents compensation deferrals by Mr. Cosper from his 2011 salary and his non-equity incentive award for 2010, which was paid in 2011. The applicable contributions are included in the amount reported as Salary for 2011 in the Summary Compensation Table and in the amount reported as Non-Equity Incentive Plan Compensation for 2010 in the Summary Compensation Table.

(4)	Mr. Cosper has elected to receive his account balance under the Deferred Plan in three substantially equal annual installments following his separation from service with the Company.

(5)	All previous contributions by Mr. Cosper and previous employer contributions included in the aggregate balance were reported as compensation in the Summary Compensation Table for the relevant year.

The Company offers its executive officers and other key employees the opportunity to participate in the Deferred Plan. We believe the Deferred Plan is an important tool for recruiting key employees and assists in employee retention. Beginning in 2009, our non-employee directors also became eligible to participate in the Deferred Plan. The following is a brief description of certain material terms of the Deferred Plan.

Under the Deferred Plan, executive officers can elect to defer receipt of salary and certain bonus payments. For 2011, executive officers could elect to defer up to 75% of base salary and up to 100% of eligible incentive bonus amounts, without a maximum dollar limit on the amount of compensation that could be deferred. Non-employee directors also can elect to defer up to 100% of their annual cash retainer and meeting fees payable for their service on our Board of Directors and the applicable committees of our Board of Directors. Deferral elections generally are required to be made prior to the beginning of each year in accordance with Section 409A of the Internal Revenue Code (“Section 409A”). Participants are always 100% vested in their own deferrals.

For plan years prior to January 1, 2010, the Company made matching contributions of 20% of the amount deferred by each employee, not to exceed $10,000 per plan year in matching contributions, but Sonic subsequently suspended such cash matching contributions for amounts deferred for a plan year beginning with the 2010 plan year. The Company may also contribute supplemental amounts for eligible employees to make up for the additional matching contributions the employees would have received under the Company’s 401(k) plan in the absence of legal limitations on the amount of compensation that could be considered under the 401(k) plan (e.g., $245,000 for 2011). The Company did not make any supplemental contributions for the 2011 plan year. Matching and supplemental contributions (and related deemed earnings) generally vest based on an employee’s full years of participation under the Deferred Plan, with 20% vesting after one full year of participation and increasing an additional 20% each year thereafter with 100% vesting after five full years of participation. Participants also become 100% vested in the event of qualifying retirement, disability, death, a change in control of the Company or termination of the Deferred Plan (with retirement, disability and change in control all as defined in the Deferred Plan). The Company also has the discretion to make additional contributions to the Deferred Plan and to set the vesting schedule for any such amounts. Non-employee directors do not receive Company contributions.

Contributions by participants in the Deferred Plan, including the executive officers and non-employee directors, are credited with a rate of return (positive or negative) based on deemed investments selected by a participant from among a number of investment funds, with such deemed earnings determined by the actual market performance of the investment funds selected by the participant. Participants generally may change their deemed investment selections on a daily basis. The Company is not required to make actual investments that correspond to the investment crediting options selected by participants. The following table lists each deemed investment choice available under the Deferred Plan and its annual return for the calendar year ending December 31, 2011:

Fund	2011 Annual Rate of Return
PIMCO VIT Total Return Admin	3.61%
PIMCO VIT Real Return Admin	11.67%
T Rowe Price Equity Income II	-1.04%
Dreyfus Stock Index Initial	1.88%
American Funds IS Growth 2	-4.28%
Nationwide NVIT Mid Cap Index I	-2.54%
Royce Capital Small Cap	-3.28%
Ivy VIP Small Cap Growth	-10.60%
Oppenheimer VA Global Securities NS	-8.29%
MFS VIT II International Value Svc	-1.78%

At the time a participant makes an election to defer compensation under the Deferred Plan, the participant also must select the time and form of distribution for such deferred amount. A participant can elect to defer compensation for a specified period of time or until retirement or other termination of service. If a participant defers compensation to a specified future date, he or she can elect payment in a lump sum or in two to five annual installments. Compensation that is deferred until retirement or other termination of service can be paid in a lump sum or in up to ten annual installments. Account balances less than a designated threshold may be distributed in a lump sum. For certain “specified employees” subject to special rules under Section 409A (including the named executive officers), deferred compensation payments that are triggered by termination of service must be delayed for at least six months following termination. Participants will automatically receive their account balances in a lump sum distribution if service is terminated within two years after a change of control. Hardship withdrawals also may be available in the event of an unforeseen financial emergency beyond the participant’s control. For compensation that was deferred and vested before 2005 (and, therefore, not subject to Section 409A), a participant can request a withdrawal at any time (for a minimum of $5,000), subject to forfeiture of 10% of the withdrawal amount and suspension from participation in the Deferred Plan for the next calendar year. Participants can change their prior distribution elections only in limited circumstances. All distributions are made in cash.

Amounts deferred under the Deferred Plan and related earnings are held in a “rabbi” trust that has been established by the Company to hold assets separate from other Company assets for the purpose of paying future benefits. However, in order to maintain the tax-deferred status of the Deferred Plan, the assets of the rabbi trust are available to general creditors of the Company in the event of the Company’s insolvency. Participants do not have an ownership interest in rabbi trust assets or in any other specific assets of the Company with respect to their Deferred Plan benefits. Participants are unsecured general creditors of the Company with respect to payment of their benefits under the Deferred Plan.

Potential Payments Upon Termination or Change-in-Control

The Employment Agreement provides for certain benefits upon termination of Mr. Cosper’s employment. In each of these instances, any of Sonic’s obligations to make cash payments to Mr. Cosper following the termination of his employment is contingent upon him complying with the restrictive covenants contained in his Employment Agreement. These restrictive covenants prohibit, during periods defined in the Employment Agreement and subject to certain limited exceptions, (i) competing with Sonic, (ii) employing or soliciting Sonic’s employees, (iii) interfering with Sonic’s relationships with its customers or vendors and (iv) disclosing or using in an unauthorized manner any of Sonic’s confidential or proprietary information. These restrictive covenants generally limit Mr. Cosper’s competitive activities within any Standard Metropolitan Statistical Area or county in which Sonic has a place of business on the date of expiration or termination of the Employment Agreement and apply for a period of two years following the later of the expiration or termination of employment under the Employment Agreement.

In the event Mr. Cosper’s employment is terminated by Sonic “for cause”, Sonic is only obligated to pay him his salary and provide him with fringe benefits through the date of termination.

The Employment Agreement also provides for severance arrangements in the event of a termination of Mr. Cosper’s employment by Sonic without cause or by Sonic’s election to not renew Mr. Cosper’s employment. If Mr. Cosper’s employment were terminated without cause, the Employment Agreement provides that he would be entitled to receive his annual salary as of the date of termination for one year and an amount equal to the average annual bonuses he previously received and that shares of restricted stock granted pursuant to the Employment Agreement vest upon the termination. Under the terms of Mr. Cosper’s employment agreement, cash amounts payable to Mr. Cosper would be paid: (i) one-half on the last business day of the seventh full month following the date of termination and (ii) the remainder in six equal monthly installments commencing at the end of the eighth full month following the date of termination. Finally, the Employment Agreement provides that Mr. Cosper’s options to purchase Sonic’s Class A Common Stock, if any, that immediately vest upon termination of the Employment Agreement are subject to forfeiture and Sonic’s obligation to provide fringe benefits under the Employment Agreement terminates, if he violates the restrictive covenants in the Employment Agreement.

In the event Mr. Cosper’s employment is terminated for any other reason not addressed above he will be entitled to his salary and fringe benefits through the date of termination. For a description of additional terms of the Employment Agreements, see “— Employment Agreements.”

Payments upon Termination

Based on the foregoing and the terms of the 2004 Stock Incentive Plan, the estimated present value of the payments the named executive officers could have received upon termination without cause as of December 31, 2011 are as follows.

	Salary and Bonus	Stock Awards(1)(2)
O. Bruton Smith . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$—	$1,293,402
B. Scott Smith . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$—	$1,117,163
David P. Cosper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$1,901,667	$845,296
David B. Smith . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$—	$711,517
Jeff Dyke . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$—	$896,005

(1)

Represents the value of restricted stock units and restricted stock awards, as applicable, that would have vested upon termination without cause based on the closing market price of Sonic’s Class A Common Stock on December 31, 2011 of $14.81 per share.

(2)

If termination occurs due to death or disability, the value of the restricted stock units and restricted stock awards, as applicable, would have been as follows: Mr. O. Bruton Smith, $539,054; Mr. B. Scott Smith, $465,580; Mr. David P. Cosper, $348,588; Mr. David B. Smith, $296,515; and Mr. Jeff Dyke, $371,073.

A participant in the Deferred Plan who terminates employment due to death, disability (as defined in the Deferred Plan) or retirement after reaching age 65 (or after reaching age 55 with 10 years of continuous service) becomes fully vested in the portion of his account that is attributable to unvested Company contributions. In addition, if separation from the Company is due to death, the participant’s remaining account balance is automatically paid in a lump sum. Mr. Cosper was the only named executive officer who had an account balance under the Deferred Plan as of December 31, 2011. In accordance with the vesting schedule under the Deferred Plan, Mr. Cosper was fully vested in all amounts in his account under the Deferred Plan as of December 31, 2011. For further information about payments under the Deferred Plan upon a termination of employment, see “— Nonqualified Deferred Compensation Plans for 2011.”

A participant in the SERP who terminates employment due to death becomes entitled to fully vested SERP benefits (calculated as if the date of death were the date of normal retirement) and such benefits are payable to his beneficiary the first of the next month in a lump sum equal to the present value of the otherwise applicable 15 annual payments. If Mr. Cosper’s death had occurred on December 31, 2011, the lump sum payment under the SERP would have been $4,083,059 (with the present value determined assuming a 4.40% discount rate). If Mr. Dyke’s death had occurred on December 31, 2011, the lump sum payment under the SERP would have been $4,318,259 (with the present value determined assuming a 4.40% discount rate). A participant in the SERP who terminates employment due to disability (as defined in the SERP) becomes entitled to fully vested SERP benefits (calculated as if the date of disability were the date of normal retirement) and the annual payments begin the month following disability. If Mr. Cosper had terminated employment on December 31, 2011 due to disability, he would have received annual payments of $361,667 for 15 years. If Mr. Dyke had terminated employment on December 31, 2011 due to disability, he would have received annual payments of $382,500 for 15 years. Except as provided below, (i) Mr. Dyke would not have been entitled to any benefits under the SERP if he had terminated for reasons other than death or disability on December 31, 2011 and (ii) Mr. Cosper would have been entitled to annual payments of $72,333 for 15 years (the present value of which is $816,611 using a 4.40% discount rate), if he had terminated for reasons other than death or disability on December 31, 2011. For more information about payments under the SERP upon a termination of employment, see “— Pension Benefits for 2011.”

Payments upon a Change of Control

Sonic does not have special arrangements with its named executive officers that provide those named executive officers with any rights upon a change of control. Options to purchase our Class A Common Stock under the Stock Option Plan, including those held by our named executive officers, and stock options and stock awards under the 2004 Stock Incentive Plan held by our named executive officers would immediately vest and become exercisable upon a change of control (as defined in the Stock Option Plan and 2004 Stock Incentive Plan, respectively). The estimated present value of the stock options and awards in the event of a change in control in 2011 is as follows.

	Value of Options(1)	Stock Awards(2)
O. Bruton Smith	$794,443	$1,293,402
B. Scott Smith	686,101	1,117,163
David P. Cosper	505,557	845,296
David B. Smith	436,943	711,517
Jeff Dyke	541,684	896,005

(1)

Represents in-the-money value of options to purchase Class A Common Stock that would have vested upon a change of control based on the closing market price of Sonic’s Class A Common Stock on December 31, 2011 of $14.81 per share.

(2)

Represents the value of restricted stock units and restricted stock awards, as applicable, that would have vested upon a change of control based on the closing market price of Sonic’s Class A Common Stock on December 31, 2011 of $14.81 per share.

A participant in the Deferred Plan becomes fully vested in the portion of his account attributable to unvested Company contributions in the event of a change in control (as defined in the Deferred Plan). Mr. Cosper was the only named executive officer who had an account balance under the Deferred Plan as of December 31, 2011. In accordance with the vesting schedule under the Deferred Plan, Mr. Cosper was fully vested in all amounts in his account under the Deferred Plan as of December 31, 2011. In addition, if a participant separates from service with the Company within twenty-four months following a change in control, the unpaid balance of the participant’s account is automatically paid in a lump sum. See “— Nonqualified Deferred Compensation Plans for 2011.”

A participant in the SERP becomes fully vested in his SERP benefit in the event of a change in control (as defined in the SERP). See “— Pension Benefits for 2011” for the present value of accumulated SERP benefits as of December 31, 2011. In addition, if a participant separates from service with the Company within twenty-four months following a change in control, the SERP benefit will be paid in the form of a lump sum equal to the present value of the otherwise applicable 15 annual payments. See “— Pension Benefits for 2011” for a discussion of the SERP. A change in control on December 31, 2011 would have triggered full vesting of Mr. Cosper’s SERP benefits and if he had terminated employment immediately following the change in control, the lump sum payable to Mr. Cosper would have been $4,083,063 (with the present value determined assuming a 4.40% discount rate). Mr. Dyke would not have been entitled to SERP benefits if he terminated employment immediately following the change in control due to the SERP provisions regarding reduction for early retirement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of our Class A Common Stock that may be issued under our equity compensation plans as of December 31, 2011.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	2,733,804(2)	$25.38(3)	3,354,213(4)
Equity compensation plans not approved by security holders (5)	—	—(6)	210,364

Total	2,733,804(2)	$25.38(3)(6)	3,564,577(4)

(1)

Includes the Stock Option Plan, the 2004 Stock Incentive Plan, the Sonic Automotive, Inc. Formula Stock Option Plan for Independent Directors (the “Directors Plan”), the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors (the “2005 Formula Plan”) and the Employee Stock Purchase Plan (the “Employee Plan”). Grants under the Employee Plan were suspended for 2011.

(2)

Includes 140,000 shares to be issued upon the exercise of outstanding options, warrants and rights under the Directors Plan that was terminated following stockholder approval of the 2005 Formula Plan at the 2005 annual stockholders’ meeting. Because the Directors Plan was terminated, no options remain available for issuance under that plan. Includes 1,316,217 shares to be issued upon the exercise of outstanding options under the Stock Option Plan that terminated in 2007. Because the Stock Option Plan terminated, no options remain available for issuance under that plan. Also includes 210,809 shares issuable upon vesting of outstanding restricted stock units granted under the 2004 Stock Incentive Plan. The weighted-average exercise price information in column (b) does not take these units into account because they do not have an exercise price.

(3)	Does not include the exercise price of options under the Employee Plan because no such options are outstanding.

(4)

Includes 1,603,803 shares available for future issuance under the 2004 Stock Incentive Plan through grants of options, stock appreciation rights, restricted stock, restricted stock units or other stock awards. Also includes 138,722 shares remaining available for restricted stock grants under the 2005 Formula Plan.

(5)	Includes the Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”). Grants under the Nonqualified ESPP were suspended for 2011.

(6)	Does not include the exercise price of options under the Nonqualified ESPP because no such options are outstanding.

Nonqualified Employee Stock Purchase Plan

The Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”) was adopted by the Board of Directors of Sonic on December 11, 1998. The Nonqualified ESPP has not been approved by Sonic’s stockholders. The purpose of the Nonqualified ESPP is to provide employees of certain subsidiaries that are not able to participate in Sonic’s Employee Plan with a similar opportunity to acquire an ownership interest in Sonic. Both the Nonqualified ESPP and the Employee Plan permit eligible employees to purchase shares of Class A Common Stock at a discount from the market price. The terms of the Nonqualified ESPP are substantially similar to the terms of the Employee Plan, which has been approved by Sonic’s stockholders.

The total number of shares of Class A Common Stock that were reserved for issuance under the Nonqualified ESPP is 300,000. Approximately 210,364 additional shares remain available for future option grants under the Nonqualified ESPP.

Employees of participating subsidiaries generally are eligible for the Nonqualified ESPP if they work for Sonic and its subsidiaries on a full-time or part-time basis, are regularly scheduled to work more than twenty hours per week, are customarily employed more than five months in a calendar year and have completed one year of continuous service. Employees who are officers or directors of Sonic or any participating employer are not eligible to participate in the Nonqualified ESPP. In addition, employees who own or hold options to purchase (or who are treated under certain tax rules as owning or holding options to purchase) 5% or more of the total combined voting power or value of all classes of stock of Sonic or any subsidiary also are not eligible to participate in the Nonqualified ESPP.

Options generally are granted under the Nonqualified ESPP as of each January 1 to all eligible employees who elect to participate. However, grants under the Nonqualified ESPP have been suspended and no grants have been made since January 1, 2005. The Compensation Committee designates the number of shares of Class A Common Stock that can be purchased under each option, which number will be the same for each option granted on the same date and which also will be the same number of shares available under an option granted on the same date pursuant to the Employee Plan. The options have an exercise price per share equal to the lesser of (i) 85% of the fair market value per share of the Class A Common Stock on the date of grant or (ii) 85% of such fair market value on the date of exercise. No option can be granted which would permit a participant to purchase more than $25,000 worth of stock under the Nonqualified ESPP during the calendar year.

A participant can make contributions to the Nonqualified ESPP by after-tax payroll deduction or direct payment. To the extent that a participant has made contributions to the Nonqualified ESPP, his or her option will be exercised automatically to purchase Class A Common Stock on each exercise date during the calendar year in which the option is granted. The exercise dates generally are the last business day of March , June, September and December on which the NYSE is open for trading. The participant’s accumulated contributions as of each exercise date will be used to purchase whole shares of Class A Common Stock at the applicable option price, limited to the number of shares available for purchase under the option. The exercisability of options may accelerate in the event of a change in control of Sonic.

Options granted under the Nonqualified ESPP expire on the last exercise date of the calendar year in which granted. However, if a participant withdraws from the Nonqualified ESPP or terminates employment, the option may expire earlier.

In the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger or other similar event, appropriate adjustments generally will be made to the shares of Class A Common Stock available for issuance under the Nonqualified ESPP, the shares of Class A Common Stock covered by outstanding options and the exercise price per share.

The Board of Directors of Sonic generally can amend, suspend or terminate the Nonqualified ESPP at any time. However, no amendment, suspension or termination may adversely affect the rights of the participant under an outstanding option without the participant’s consent. The Board of Directors suspended the Nonqualified ESPP effective December 31, 2005.

DIRECTOR COMPENSATION FOR 2011

The following table sets forth the compensation of Sonic’s non-employee directors for services rendered in 2011. Directors who are also employees of Sonic do not receive compensation (other than their compensation as employees of Sonic) for their service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William I. Belk	$86,652	$59,262	$—	$—	$—	$—	$145,914
William R. Brooks	$48,152	$59,262	$—	$—	$—	$—	$107,414
Victor H. Doolan	$80,152	$59,262	$—	$—	$—	$—	$139,414
Robert Heller	$86,652	$59,262	$—	$—	$—	$—	$145,914
Robert L. Rewey	$71,342	$59,262	$—	$—	$—	$—	$130,604
David C. Vorhoff	$79,652	$59,262	$—	$—	$—	$—	$138,914

(1)	The non-employee directors have the following stock and option awards outstanding as of December 31, 2011.

Director	Outstanding Option Awards (#)	Outstanding Stock Awards (#)
William I. Belk	20,000	4,393
William R. Brooks	30,000	4,393
Victor H. Doolan	—	4,393
Robert Heller	30,000	4,393
Robert L. Rewey	30,000	4,393
David C. Vorhoff	—	4,393

(2)

Both Stock and Option Awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the ASC. See Note 10 to Sonic’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ending December 31, 2011 for the valuation assumptions used in determining the fair value of the awards.

Each non-employee director receives a $35,000 annual cash retainer payable in quarterly installments. Effective September 7, 2011, however, the board of directors determined to increase the annual cash retainer for non-employee directors to $45,000 until such time as the Company’s stockholders approve an increase in the amount of shares of restricted stock each non-employee director would be entitled to receive from $60,000 to $75,000. See “Approval of the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors”. The increased cash retainer for 2011 was determined on a pro rata basis based on the number of days during 2011 that elapsed prior to and remaining from the effective date of the increase. The cash retainer payable by the Company to each non-employee director will return to $35,000 following stockholder approval of the 2012 Formula Plan, with the amount payable for the remainder of the calendar year in which such stockholder approval occurs determined on a pro rata basis based on the number of days during such calendar year that have elapsed prior to and remaining from the date of such stockholder approval.

Sonic’s lead independent director and the chairperson of the audit committee receive an additional annual cash retainer of $12,500. The chairperson of the compensation committee receives an additional annual cash retainer of $10,000, and the chairperson of the nominating and corporate governance committee receives an additional annual cash retainer of $7,500. Each non-employee director also receives $2,000 for each board meeting attended in person and $1,000 for each board meeting attended telephonically. In addition, committee members receive the following fees for attending meetings of a committee on which they serve: $2,000 for each audit committee meeting attended in person or telephonically; and $1,500 for each other committee meeting attended in person and $1,000 for each other committee meeting attended telephonically. Beginning in 2009, non-employee directors became eligible to participate in the Deferred Plan and can elect to defer up to 100% of their annual cash retainer and meeting fees under the Deferred Plan. No non-employee directors elected to participate in the Deferred Plan for 2011. Please see the discussion under “— Nonqualified Deferred Compensation Plans for 2011” for further information about the Deferred Plan.

Non-employee directors also receive automatic grants of restricted stock during each year of service under the 2005 Formula Plan. The annual grant of restricted stock is made to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders. The number of restricted shares of Class A Common Stock granted to an eligible non-employee director each year generally will equal $60,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share). However, the 2005 Formula Plan was amended with stockholder approval at the annual stockholders’ meeting in 2009 to limit the number of shares that could be granted to a non-employee director during 2009 to 15,000 shares. Subject to the director’s continued service on Sonic’s Board, the restricted stock will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date. If a non-employee director initially becomes a member of Sonic’s Board of Directors during any calendar year, but after the meeting of Sonic’s stockholders for that year, the non-employee director will receive a restricted stock grant upon his or her appointment to the Board with the number of shares determined as described above. Subject to the director’s continued service on Sonic’s Board, the restricted stock will vest in full on the first anniversary of the grant date.

Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. A director holding restricted stock will have the right to vote his or her shares of restricted stock and receive dividends (if any), although dividends paid in shares will be considered restricted stock. If a director’s service on the Board terminates for any reason, all shares of restricted stock not vested at the time of such termination are forfeited. Upon either the consummation of a tender or exchange offer that constitutes a “change in control” (as defined in the 2005 Formula Plan) of Sonic or the third business day prior to the effective date of any other change in control of Sonic, all outstanding restricted stock generally will become fully vested.

The 2005 Formula Plan will terminate if the 2012 Formula Plan is approved by our stockholders at the Annual Meeting.

If the 2012 Formula Plan is approved by our stockholders, an annual grant of restricted stock will be made to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders, beginning with the Annual Meeting. The number of restricted shares of Class A Common Stock granted to an eligible non-employee director each year will equal $75,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share). Generally, subject to the director’s continued service on the Board, the restricted stock will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date. If a non-employee director initially becomes a member of Sonic’s Board of Directors during any calendar year, but after the meeting of Sonic’s stockholders for that year, the non-employee director will receive a restricted stock grant upon his or her appointment to the Board with the number of shares determined as described above. Generally, subject to the director’s continued service on Sonic’s Board, the restricted stock will vest in full on the first anniversary of the grant date.

Shares of restricted stock granted under the 2012 Formula Plan may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. A director holding restricted stock will have the right to vote such shares of restricted stock and to receive dividends (if and when declared by the Board of Directors), although dividends paid in shares will be considered restricted stock.

Except in the event of a termination of service immediately prior to or upon a “change in control” (as defined in the 2012 Formula Plan), if a director’s service on the Board terminates for any reason other than death or disability, all shares of restricted stock not vested at the time of such termination are forfeited. If the director’s service on the Board terminates due to his death or disability or immediately prior to or upon a change in control of Sonic, the director’s restricted stock will become fully vested. Upon either the consummation of a tender or exchange offer that constitutes a change in control of Sonic or the third business day prior to the effective date of any other change in control of Sonic, all outstanding restricted stock will become fully vested. For more information about the 2012 Formula Plan, see “Approval of the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors”.

CERTAIN TRANSACTIONS

The SFC Pledge

On January 15, 2010, Sonic entered into an amended and restated syndicated credit agreement dated January 15, 2010 with Bank of America, N.A., as administrative agent and Bank of America, N.A., DCFS USA LLC, BMW Financial Services NA, LLC, Toyota Motor Credit Corporation, JPMorgan Chase Bank, N.A., Wachovia Bank, National Association, Comerica Bank and World Omni Financial Corp., as Lenders and Wells Fargo Bank National Association, as LC issuer (the “Old Facility”) that was scheduled to mature on August 15, 2012. The Old Facility included a revolving credit facility with a borrowing limit of $150.0 million, which could have been expanded up to $215.0 million in total credit availability upon satisfaction of certain conditions. The amount available for borrowing under that revolving credit facility was reduced on a dollar-for-dollar basis by the aggregate face amount of any outstanding letters of credit under that revolving credit facility and was subject to compliance with a borrowing base calculated based on the value of certain eligible assets and 5,000,000 shares of SMI Common Stock pledged as collateral by SFC. Although Sonic did not pay SFC a fee for this pledge of SMI Common Stock, Mr. O. Bruton Smith, B. Scott Smith and David B. Smith could have been considered to have a material interest in this pledge and its terms.

On July 8, 2011, Sonic entered into a new amended and restated syndicated revolving credit agreement (the “2011 Revolving Credit Facility”) and a syndicated floor plan credit facility (the “2011 Floor Plan Facility”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer; Wells Fargo Bank, National Association, as an L/C Issuer and the lenders party thereto. The 2011 Revolving Credit Facility and 2011 Floor Plan Facility (collectively the “2011 Credit Facilities”) are scheduled to mature on August 15, 2016. The provisions of the 2011 Credit Facilities extended the maturity date to August 15, 2016, increased our total borrowing capacity by $234.0 million and modified certain covenant and compliance calculations on a prospective basis. As was the case under our prior revolving credit facility, our obligations under the 2011 Revolving Credit Facility are secured with a pledge of 5,000,000 shares of SMI Common Stock owned by SFC and certain other eligible assets. Presently, the $175.0 million borrowing limit of our 2011 Revolving Credit Facility is subject to a borrowing base calculation that is based, in part, on the value of the SMI Common Stock pledged by SFC. Although Sonic does not currently pay SFC a fee for this pledge of SMI Common Stock, Mr. O. Bruton Smith, B. Scott Smith and David B. Smith could have been considered to have a material interest in this pledge and its terms.

Other Transactions

•

Through August 15, 2011, Sonic leased office space in Charlotte from a subsidiary of SFC, for a majority of its headquarters personnel. Annual aggregate rent under this lease was approximately $0.4 million in 2011. Because Mr. O. Bruton Smith and his family own 100% of SFC, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s, Mr. B. Scott Smith’s and Mr. David B. Smith’s interest in this transaction may be deemed to be approximately $0.4 million.

•	Sonic rents various aircraft owned by SFC, subject to their availability, for business-related travel by Sonic executives. Sonic incurred costs in an aggregate amount of approximately $0.6 million in

2011. Because Mr. O. Bruton Smith and his family own 100% of SFC, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s, Mr. B. Scott Smith’s and Mr. David B. Smith’s interest in this transaction may be deemed to be approximately $0.6 million.

•

Certain of Sonic’s dealerships purchase the zMax oil additive product from Oil-Chem Research Company, a subsidiary of SMI, for resale to service customers of our dealerships in the ordinary course of business. Total purchases from Oil-Chem by Sonic dealerships either directly through Oil-Chem or indirectly through an Oil-Chem distributor totaled approximately $1.5 million in 2011. Because Mr. O. Bruton Smith and SFC own collectively approximately 70% of SMI, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s, Mr. B. Scott Smith’s and Mr. David B. Smith’s interest in this transaction may be deemed to be approximately $1.05 million.

Policies and Procedures for Review, Approval or Ratification of Transactions with Affiliates

Pursuant to its written charter, the NCG Committee reviews and evaluates all transactions between Sonic and its affiliates and considers issues of possible conflicts of interest if such issues arise. In addition, transactions between Sonic and its affiliates are reviewed by its full Board of Directors and/or its independent directors in accordance with the terms of Sonic’s Charter, its senior credit facilities and the indentures governing its outstanding senior subordinated notes. These documents require, subject to certain exceptions, that a transaction between Sonic and an affiliate:

•	be made in good faith and in writing and be on terms no less favorable to Sonic than those obtainable in an arm’s-length transaction between Sonic and an unrelated third party;

•

involving aggregate payments in excess of $500,000, be (i) approved by a majority of the members of Sonic’s Board of Directors and a majority of Sonic’s independent directors or (ii) Sonic must receive an opinion as to the financial fairness of the transaction from an investment banking or appraisal firm of national standing; and

•	involving aggregate value in excess of:

•	$2.0 million, be approved by a majority of Sonic’s disinterested directors; and

•

$5.0 million, must be approved by the majority of Sonic’s disinterested directors of Sonic’s Board of Directors or Sonic must obtain a written opinion as to the financial fairness of the transaction from an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of such transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Sonic’s directors, certain officers and persons who own more than 10% of Sonic’s Voting Stock to file reports on ownership and changes in ownership with the SEC. Additionally, SEC regulations require that Sonic identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To Sonic’s knowledge, based solely on review of reports furnished to it, all Section 16(a) filing requirements applicable to its directors, officers and more than 10% beneficial owners were complied with on a timely basis, except for the following late filings: one Form 4 filing for each of our named executive officers reporting the grant of restricted stock or restricted stock units under the 2004 Stock Incentive Plan and one Form 4 filing for each of our named executive officers reporting the delivery of shares to Sonic to satisfy withholding tax obligations due upon vesting of restricted stock or restricted stock units and three Form 4 filings reporting one purchase and two distributions from IRA by Mr. Paul P. Rusnak.

ADDITIONAL CORPORATE GOVERNANCE AND OTHER INFORMATION

Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This Code of Business Conduct and Ethics, along with our Corporate Governance Guidelines, our Categorical Standards for Determination of Director Independence and each of our committee charters are available on our website at www.sonicautomotive.com. Copies of these documents are also available without charge upon written request to Sonic Automotive, Inc., Attn: Corporate Secretary, 4401 Colwick Road, Charlotte, North Carolina 28211.

We will disclose information pertaining to amendments or waivers to provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relate to the elements of our Code of Business Conduct and Ethics enumerated in the SEC’s rules and regulations by posting this information on our website at www.sonicautomotive.com. The information on our website is not a part of this proxy statement.

Other Matters that May Be Considered at the Annual Meeting

In the event that any matters other than those referred to in the accompanying Notice of Meeting should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

Expenses of Solicitation

Sonic will pay the cost of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the enclosed materials. In addition to the use of the mails, proxies may be solicited personally or by telephone or email by corporate officers and employees of Sonic without additional compensation. Sonic intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own our stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

Stockholder Proposals and Stockholder Nominations for 2013 Annual Stockholders Meeting

The deadline for submission of stockholder proposals to be considered for inclusion in the proxy materials relating to the 2013 annual stockholders meeting is November 19, 2012. Any such proposal received after this date will be considered untimely and may be excluded from the proxy materials.

The deadline for submission of stockholder proposals to be presented at the 2013 annual stockholders meeting, but for which we may not be required to include in the proxy materials relating to such meeting, is February 18, 2013. Any such proposal received after this date will be considered untimely and will be excluded from such meeting.

Proposals should be addressed to the attention of the Secretary of Sonic at our principal executive offices.

The deadline for submission of nominees for election of director for the 2013 annual stockholders meeting is no later than February 17, 2013 and no earlier than January 18, 2013. Any such nomination received after this date will be considered untimely and may be excluded from such meeting.

Nominations should be addressed to the attention of the Secretary of Sonic at our principal executive offices and contain the information and follow the procedures set forth under “Stockholder Nominations of Directors” in this proxy statement.

Delivery of Proxy Statements and Annual Reports

As permitted by the 1934 Act, only one copy of this Proxy Statement and the annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified Sonic of their desire to receive multiple copies of the Proxy Statement or annual report.

Sonic will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement or annual report to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this year’s Proxy Statement or annual report, requests to receive multiple copies of future proxy statements or annual reports and requests to receive only one copy of future proxy statements or annual reports should be directed to Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic’s principal executive offices, 4401 Colwick Road, Charlotte, North Carolina 28211 or by phone at (704) 566-2400.

Directions to attend the Annual Meeting, where you may vote in person, can be found at the following weblink: http://www.charlottemotorspeedway.com/fans/directions/. Information on that website or available by such weblink is not incorporated into or a part of this proxy statement or any of our filings with the SEC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 18, 2012:

The Company’s Notice of Meeting for the Annual Meeting, Proxy Statement for the Annual Meeting, form of proxy card, Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2011 are available at: www.proxydocs.com/SAH

APPENDIX A

SONIC AUTOMOTIVE, INC.

2012 FORMULA RESTRICTED STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

ARTICLE 1.    PURPOSE AND EFFECTIVE DATE

1.1      Purpose of the Plan.  The purpose of the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors (the “Plan”) is to promote the interests of the Company and its stockholders by providing Non-Employee Directors with an ownership interest in the Company in order to more closely align their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract and retain highly qualified Non-Employee Directors. The Plan is intended to constitute a “formula plan” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and shall be construed accordingly.

1.2      Effective Date.  The Plan was adopted by the Board of Directors on February 22, 2012, and shall be effective subject to and upon the requisite approval of the Company’s stockholders at the 2012 Annual Meeting of Stockholders. Upon the date on which this Plan is approved by the Company’s stockholders, the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors, amended and restated as of May 11, 2009, shall automatically terminate and no further restricted stock awards shall be granted thereunder.

ARTICLE 2.      DEFINITIONS

2.1      Definitions.  As used in the Plan, the following capitalized terms shall have the meanings set forth below:

    (a)      “Average Market Value” means the average of the closing sale price of the Common Stock on the principal securities exchange on which the Common Stock is then traded for the twenty (20) trading days immediately preceding the Grant Date.

    (b)      “Board” or “Board of Directors” means the Board of Directors of the Company.

    (c)      “Change in Control” means any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company.

    (d)      “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

    (e)      “Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

    (f)      “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.

    (g)      “Director” means a member of the Board of Directors.

    (h)      “Disability” means a permanent and total disability as described in Section 22(e)(3) of the Code.

    (i)      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.

    (j)      “Grant Date” means the date on which a grant of Restricted Stock is made to a Non-Employee Director pursuant to Section 6.1.

    (k)      “Non-Employee Director” means a member of the Board of Directors who is not an employee of the Company or any of its Subsidiaries.

    (l)      “Plan” means this Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors, as amended from time to time.

    (m)      “Restricted Stock” means Common Stock granted to Non-Employee Directors pursuant to Article 6, which Common Stock is nontransferable and subject to a substantial risk of forfeiture.

    (n)      “Restricted Stock Award” means a grant of Restricted Stock.

ARTICLE 3.      ADMINISTRATION

Subject to the provisions of the Plan, the Board shall have full and exclusive power to administer the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and to delegate ministerial administrative responsibilities under the Plan; provided, however, that in no event shall the Board have the power or authority to determine the recipients, amount, price or timing of Restricted Stock Awards to be granted under the Plan. Determinations made with respect to an individual Non-Employee Director shall be made without participation by such Non-Employee Director. All determinations, decisions and interpretations made by the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all parties, including Non-Employee Directors, the Company, the Company’s stockholders, and any other interested persons.

ARTICLE 4.      STOCK SUBJECT TO THE PLAN

4.1      Stock Available Under the Plan.  Subject to adjustments as provided in Section 4.2, the aggregate number of shares of Common Stock that may be issued in connection with Restricted Stock Awards granted under the Plan is Three Hundred Thousand (300,000) shares of Common Stock. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Restricted Stock Awards that are forfeited or canceled or otherwise are terminated in whole or in part for any reason shall be available for further grants under the Plan.

4.2      Adjustments.  In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Board to (a) the maximum number and kind of shares that may be issued under the Plan as set forth in Section 4.1; and (b) the number and kind of shares that are subject to then outstanding Restricted Stock Awards. Notwithstanding the foregoing, the Board, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock covered by an outstanding Restricted Stock Award.

ARTICLE 5.      Participation

Each Non-Employee Director shall be eligible to receive Restricted Stock Awards as described below in Article 6 during his or her tenure as a Non-Employee Director.

ARTICLE 6.      FORMULA GRANTS OF RESTRICTED STOCK

6.1      Formula Grants of Restricted Stock.  Subject to the terms of the Plan, Restricted Stock shall be granted to Non-Employee Directors automatically and without further action of the Board of Directors as follows:

    (a)      Annual Grants.  On the first business day following each annual meeting of the Company’s stockholders beginning with the 2012 Annual Meeting of Stockholders, each Non-Employee Director who is then a member of the Board shall receive a grant of Restricted Stock consisting of that number of shares that equals $75,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share. The shares covered by such grant of Restricted Stock shall vest in full on the earlier of (i) the first anniversary of the Grant Date or (ii) the day before the next annual meeting of the Company’s stockholders following the Grant Date. Vesting on any such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

    (b)      Interim Grants to New Non-Employee Directors.  If a Non-Employee Director initially becomes a member of the Board during a calendar year but after the annual meeting of the Company’s stockholders has been held for such year, the Non-Employee Director shall receive a grant of Restricted Stock, effective as of the date of such initial appointment to the Board, consisting of that number of shares that equals $75,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share. The shares covered by such grant of Restricted Stock shall vest in full on the first anniversary of the Grant Date. Vesting on such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

    (c)      Pro Rata Allocation.  If, on any Grant Date, the number of shares of Common Stock with respect to which Restricted Stock shall be granted pursuant to this Section 6.1 exceeds the number of shares then available for issuance under the Plan, the number of shares of Restricted Stock to be granted to the Non-Employee Directors on such Grant Date shall be reduced on a pro rata basis.

6.2      Nontransferability.  The shares of Restricted Stock may not be sold, assigned, conveyed, pledged, exchanged, hypothecated, alienated or otherwise disposed of or transferred in any manner to the extent they remain unvested.

6.3      Termination of Service.  Except as provided in Section 6.4 below which shall apply in the event of a termination of service immediately prior to or upon a Change in Control, if a Director’s service on the Board terminates for any reason other than the Director’s death or Disability, all shares of Restricted Stock not vested at the time of such termination shall be immediately and automatically forfeited by such Director. If a Director’s service on the Board terminates by reason of the Director’s death or Disability, the Restricted Stock held by the Director shall vest in full as of the date of such termination.

6.4      Change in Control.  Notwithstanding any other provision of the Plan, all outstanding shares of Restricted Stock shall be deemed vested as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.

6.5      Stockholder Rights.  Except as otherwise provided by the Plan, a Non-Employee Director who has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors. With respect to any shares of Restricted Stock received as a result of adjustments under Section 4.2 hereof and also any shares of Common Stock that result from dividends declared on the Common Stock, the Non-Employee Director shall have the same rights and privileges, and be subject to the same restrictions, as apply generally to Restricted Stock under the Plan.

6.6      Award Agreement.  Each grant of Restricted Stock shall be evidenced by an award agreement between the Non-Employee Director and the Company, in substantially the form of Appendix A to this Plan.

6.7      Issuance of Restricted Stock/Stock Certificates.  A grant of Restricted Stock may be evidenced in such manner as the Company shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Non-Employee Director, containing such legends as the Company deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until the restrictions lapse and the shares of Restricted Stock become vested. The Company may require the Director to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

6.8      Company Policies.  All Restricted Stock Awards granted under the Plan shall be subject to the terms and conditions of any applicable policy regarding clawbacks, forfeitures, or recoupments adopted by the Company.

ARTICLE 7.      AMENDMENT, SUSPENSION AND TERMINATION

The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided that, any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of the Company to the extent stockholder approval is necessary to satisfy the applicable requirements of the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation. Unless sooner terminated by the Board, the Plan shall terminate on February 22, 2022, a term of ten years from the date the Plan was initially adopted by the Board. No further Restricted Stock Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any then outstanding Restricted Stock Awards. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Non-Employee Director under any outstanding Restricted Stock Award without the Non-Employee Director’s consent. Notwithstanding the foregoing, it is expressly contemplated that the Board may amend the Plan or the terms of any outstanding Restricted Stock Award in any respect it deems necessary or advisable to comply with any exchange listing requirement, applicable law or other regulatory requirements, including, but not limited to, Section 409A of the Code, without obtaining the individual consent of any Non-Employee Director who holds an outstanding Restricted Stock Award.

ARTICLE 8.      TAX MATTERS

8.1      Withholding.  To the extent applicable, a Director that has received a Restricted Stock Award under this Plan shall pay or make provision for payment to the Company the amount necessary to satisfy any federal, state or local withholding requirements applicable to any taxable event arising in connection with the Restricted Stock Award. The determination of the withholding amounts due in such event shall be made by the Company and shall be binding upon the Director. The Company shall not be required to deliver or release any shares of Common Stock unless the Director has made acceptable arrangements to satisfy any such withholding requirements. Notwithstanding the foregoing, nothing in this Section shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

8.2      Section 83(b) Election.  If a Non-Employee Director makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Non-Employee Director shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

ARTICLE 9.      GENERAL PROVISIONS

9.1      Restrictions on Stock Ownership/Legends.  Notwithstanding anything in the Plan to the contrary, the Board, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Common Stock is otherwise vested. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable and the Board may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

9.2      No Guarantee of Continued or Future Service on the Board.  Nothing in the Plan or any award agreement shall be construed to confer upon any Director any right to continued or future service on the Board of Directors.

9.3      Unfunded Plan.  To the extent that any person acquires a right to receive Common Stock under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or any subsidiary. Neither the Company nor any subsidiary shall be required to segregate any specific funds, assets or other property with respect to any Restricted Stock Awards under this Plan. With respect to receipt of Common Stock, a Director (and any person claiming through him) shall have only the status of an unsecured general creditor of the Company.

9.4      Requirements of Law.  The granting of Restricted Stock Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. To the extent applicable, the Plan and Restricted Stock Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 or any successor rule under the Exchange Act.

9.5      Approvals and Listing.  The Company shall not be required to grant any Restricted Stock Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency that the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any Non-Employee Director granted a Restricted Stock Award hereunder make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

9.6      Other Corporate Actions.  Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

9.7      Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

9.8      Severability.  The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Board may elect in its discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.

9.9      Governing Law.  To the extent not preempted by federal law, the Plan, and all award agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Restricted Stock Awards hereunder will be exclusively in the courts of the State of North Carolina, County of Mecklenburg, including the federal courts located therein (should federal jurisdiction exist).

9.10      Successors.  All obligations of the Company under the Plan with respect to Restricted Stock Awards granted hereunder shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company or other transaction.

9.11      Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

APPENDIX A

TO

SONIC AUTOMOTIVE, INC.

2012 FORMULA RESTRICTED STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Restricted Stock Agreement”) is entered into as of                  (the “Grant Date”) between SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company”), and                  (the “Non-Employee Director”).

WHEREAS, the Company has established the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors (the “Plan”), pursuant to which the Company shall, from time to time, make grants of restricted shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), to eligible members of the Board of Directors of the Company (the “Board of Directors”) who are not employees of the Company or any of its subsidiaries;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.      Grant of Restricted Stock.  In consideration for the Non-Employee Director’s service on the Board of Directors and subject to the terms and conditions set forth in this Restricted Stock Agreement and the Plan, the Company hereby grants to the Non-Employee Director                     (            ) shares of Common Stock (the “Restricted Stock”).

2.      Vesting and Termination of Service.

    (a)      Except as otherwise provided in this Section 2, the Restricted Stock shall vest in full on the earlier of (i) the first anniversary of the Grant Date or (ii) the day before the next annual meeting of the Company’s stockholders following the Grant Date.

    (b)      Notwithstanding the foregoing, if this Restricted Stock Agreement pertains to a grant of Restricted Stock to the Non-Employee Director made in connection with his or her initial appointment to the Board of Directors but after the annual meeting of the Company’s stockholders has been held for the calendar year in which such initial appointment occurs, then except as otherwise provided in this Section 2, the Restricted Stock shall vest in full on the first anniversary of the Grant Date.

    (c)      Vesting generally is subject to continued service as a member of the Board of Directors through the applicable vesting date. Except as provided in Section 2(d) below which shall apply in the event of a termination of service immediately prior to or upon a Change in Control, if the Non-Employee Director’s service on the Board of Directors terminates for any reason other than the Non-Employee Director’s death or Disability, all shares of Restricted Stock not vested at the time of such termination shall be immediately and automatically forfeited by the Non-Employee Director. If the Non-Employee Director’s service on the Board of Directors terminates by reason of the Non-Employee Director’s death or Disability, the Restricted Stock held by the Non-Employee Director shall vest in full as of the date of such termination.

    (d)      The Restricted Stock shall become fully vested in connection with a Change in Control in accordance with the terms of the Plan.

3.      Restrictions on Transferability.  The Non-Employee Director may not sell, assign, convey, pledge, exchange, hypothecate, alienate or otherwise dispose of or transfer the Restricted Stock in any manner to the extent it remains unvested. No assignment, pledge or transfer of the Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall be effective, but immediately upon any such attempt to assign, pledge or otherwise transfer the Restricted Stock, the Restricted Stock shall be forfeited.

4.      Company Policies.  The Restricted Stock also shall be subject to the terms and conditions of any applicable policy regarding clawbacks, forfeitures, or recoupments adopted by the Company.

5.      Forfeiture Procedure; Company Policies.  In the event of any forfeiture of the Restricted Stock, such forfeiture shall be automatic and without further act or deed by the Non-Employee Director. Notwithstanding the foregoing, if requested by the Company (or its agent), the Non-Employee Director shall execute such documents (including, without limitation, a power of attorney in favor of the Company) and take such other action deemed necessary or desirable by the Company to evidence such forfeiture.

6.      Tax Matters (Withholding and 83(b) Elections).  To the extent applicable, the Non-Employee Director shall pay or make provision for payment to the Company the amount necessary to satisfy any federal, state or local withholding requirements applicable to any taxable event arising in connection with the Restricted Stock (including, subject to applicable law, by electing to have the Company withhold or retain shares of Common Stock with a fair market value sufficient to satisfy the minimum required withholding amount). The determination of the withholding amounts due in such event shall be made by the Company and shall be binding upon the Non-Employee Director. The Company shall not be required to deliver or release any shares of Common Stock unless the Non-Employee Director has made acceptable arrangements to satisfy any such withholding requirements. Notwithstanding the foregoing, nothing in this Section shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

THE NON-EMPLOYEE DIRECTOR ACKNOWLEDGES THAT HE OR SHE IS RESPONSIBLE FOR, AND IS ADVISED TO CONSULT WITH THE NON-EMPLOYEE DIRECTOR’S OWN TAX ADVISORS REGARDING, THE TAX CONSEQUENCES TO THE NON-EMPLOYEE DIRECTOR THAT MAY ARISE IN CONNECTION WITH THE RESTRICTED STOCK, INCLUDING THE DECISION TO MAKE AND TIMELY FILE, AND THE CONSEQUENCES OF, ANY ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE. THE NON-EMPLOYEE DIRECTOR ALSO SHALL TIMELY DELIVER A COPY OF ANY SUCH SECTION 83(B) FILING TO THE COMPANY.

7.      Rights as Shareholder.  Notwithstanding the foregoing vesting and transfer restrictions that apply to the Restricted Stock, but subject to the terms of this Restricted Stock Agreement and the Plan, the Non-Employee Director generally shall otherwise have the beneficial ownership of the Restricted Stock and shall be entitled to exercise the rights and privileges of a shareholder with respect to the Restricted Stock, including the right to receive dividends (if any) paid with respect to such shares and the right to vote such shares; provided, however, that (a) any dividend payments will be made no later than the end of the calendar year in which the dividends are paid to shareholders of the Common Stock or, if later, the fifteenth day of the third month following the date the dividends are paid to shareholders of the Common Stock; and (b) with respect to any shares of Common Stock that arise from dividends or adjustments under Section 9 with respect to the Restricted Stock, the Non-Employee Director shall have the same rights and privileges, and shall be subject to the same restrictions, that apply to the Restricted Stock under this Restricted Stock Agreement and the Plan.

8.      Book-Entry Form.  The shares of Restricted Stock generally shall be evidenced in book-entry or similar form and maintained by or on behalf of the Company in such form. In such case, no stock certificates shall be issued and the applicable restrictions will be noted in the records of the Company and its transfer agent. Notwithstanding the foregoing, in the discretion of the Company, a certificate or certificates representing the Restricted Stock may be registered in the name of the Non-Employee Director and held in escrow or other custody by or on behalf of the Company. In either case, each certificate or book-entry record may bear such legends as the Company deems appropriate to reflect the applicable terms and conditions upon the Restricted Stock.

9.      Adjustments.  The Restricted Stock granted pursuant to this Restricted Stock Agreement may be subject to adjustment as provided in the Plan in the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or other relevant changes in the Company’s capital structure. The existence of the Restricted Stock shall not affect in any way the authority of the Company and its stockholders to exercise their corporate rights and powers, including, but not by way of limitation, the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, the issuance of securities with preference ahead of or affecting the Common Stock, or any sale or transfer of all or any part of its business or assets.

10.      Securities Laws.  Notwithstanding any provision herein to the contrary or in the Plan, the Company shall be under no obligation to issue any shares of Common Stock to the Non-Employee Director pursuant to this Restricted Stock Agreement unless and until the Company has determined that such issuance is either exempt from registration, or is registered, under the Securities Act of 1933, as amended, and is either exempt from registration and qualification, or is registered or qualified, as applicable, under all applicable state securities or “blue sky” laws. Nothing in this Restricted Stock Agreement shall be construed to obligate the Company at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Restricted Stock Agreement. The Company may require that the Non-Employee Director make such representations and agreements and furnish such information as the Company deems appropriate to assure compliance with applicable legal and regulatory requirements.

11.      Resolution of Disputes; Interpretation.  Subject to the Plan, the Board of Directors shall have the full and exclusive authority and discretion to resolve any question of interpretation, dispute or disagreement that arises under, or as a result of, this Restricted Stock Agreement, and any such determination or interpretation by the Board of Directors shall be final, binding and conclusive on all parties affected thereby. However, determinations made with respect to the Non-Employee Director shall be made without the participation by the Non-Employee Director.

12.      Miscellaneous.

    (a)      Binding on Successors and Representatives.  Subject to the transfer restrictions applicable to the Non-Employee Director hereunder and other conditions hereof, this Restricted Stock Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Non-Employee Director’s heirs, executors, administrators, and personal representatives; and the parties agree, for themselves and their successors, representatives and assigns, to execute any instrument which may be necessary legally to effect the terms and conditions of this Restricted Stock Agreement.

    (b)      No Service Rights.  Nothing contained in this Restricted Stock Agreement shall confer upon the Non-Employee Director any right to continue in the service of the Company nor interfere with or limit in any way the right of the Company to terminate the Non-Employee Director’s service for the Company.

    (c)      Entire Agreement; Amendment.  This Restricted Stock Agreement together with the Plan constitute the entire agreement of the parties with respect to the Restricted Stock and supersede any previous agreement, whether written or oral, with respect thereto. This Restricted Stock Agreement has been entered into in compliance with the terms of the Plan; wherever a conflict may arise between the terms of this Restricted Stock Agreement and the terms of the Plan, the terms of the Plan shall control. Except as otherwise provided below or in the Plan, neither this Restricted Stock Agreement nor any of the terms and conditions herein set forth may be modified or amended except by a writing signed by both parties. Notwithstanding the foregoing, it is intended that this Restricted Stock Agreement be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Board of Directors may, without obtaining the consent of the Non-Employee Director, amend this Restricted Stock Agreement in any respect it deems necessary or advisable to comply with applicable law, including, but not limited to, Section 409A of the Code and applicable regulations and guidance thereunder and/or to prevent this Restricted Stock Agreement from being subject to Section 409A of the Code.

    (d)      Notices.  All notices required and permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) if delivered by hand, when so delivered; (ii) if sent by Federal Express or other overnight express service, one (1) business day after delivery to such service; or (iii) if mailed by certified or registered mail, return receipt requested, three (3) days after delivery to the post office. In each case, all notices shall be addressed to the intended recipient as follows or at such other address as is provided by either party by notice to the other:

If to the Company:	With a copy to:

Sonic Automotive, Inc.	Sonic Automotive, Inc
Attention: Chief Financial Officer	Attention: General Counsel
4401 Colwick Road	4401 Colwick Road
Charlotte, NC 28211	Charlotte, NC 28211

If to the Non-Employee Director:

To the Non-Employee Director’s address appearing in the Company’s records, or at such other address as the Non-Employee Director shall designate by notice.

    (e)      Governing Law.  This Restricted Stock Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without regard to its principles of conflict of laws. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Restricted Stock Agreement or the Plan will be exclusively in the courts of the State of North Carolina, County of Mecklenburg, including the federal courts located therein (should federal jurisdiction exist).

    (f)      Construction of Terms and Definitions.  Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires. Capitalized terms not otherwise defined in this Restricted Stock Agreement shall have the meanings ascribed to them in the Plan.

    (g)      Severability.  The invalidity or unenforceability of any particular provision of this Restricted Stock Agreement shall not affect the other provisions hereof, and the Board of Directors may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement effective as of the day and year first written above.

SONIC AUTOMOTIVE, INC.	NON-EMPLOYEE DIRECTOR: <NAME>

By:
Title:

APPENDIX B

SONIC AUTOMOTIVE, INC.

2012 STOCK INCENTIVE PLAN

ARTICLE 1.    PURPOSE AND EFFECTIVE DATE

1.1      Purposes of the Plan.  Sonic Automotive, Inc. (the “Company”) has established this Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders. The purposes of the Plan are to provide key employees and consultants providing services to the Company and its Subsidiaries with incentives to contribute to the Company’s performance and growth, to offer such persons stock ownership in the Company or other compensation that aligns their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.

1.2      Effective Date.  The Plan was adopted by the Board of Directors on February 22, 2012, and shall be effective subject to and upon the requisite approval of the Company’s stockholders at the 2012 Annual Meeting of Stockholders. No Awards may be granted prior to stockholder approval of the Plan.

ARTICLE 2.    DEFINITIONS

2.1      Definitions.  As used in the Plan, the following capitalized terms shall have the meanings set forth below:

    (a)      “Award”  means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Stock Awards.

    (b)      “Award Agreement”  means an agreement between the Company and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan. The Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.

    (c)      “Board” or “Board of Directors” means the Board of Directors of the Company.

    (d)      “Cause” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Cause,” any act, action or series of acts or actions or any omission, omissions, or series of omissions that result in, or that have the effect of resulting in, (i) the commission by the Participant of a crime involving moral turpitude, which crime has a material adverse impact on the Company or a Subsidiary or which is intended to result in the personal enrichment of the Participant at the expense of the Company or a Subsidiary; (ii) the Participant’s material violation of his responsibilities, or the Participant’s gross negligence or willful misconduct; or (iii) the continuous and willful failure by the Participant to follow the reasonable directives of the Board of Directors. In any event, the existence of “Cause” shall determined by the Committee (or its delegate).

    (e)      “Change in Control” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Change in Control,” any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company. Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control to the extent an Award provides nonqualified deferred compensation subject to Section 409A of the Code only if such events also constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code and Treasury Regulations thereunder.

    (f)      “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

    (g)      “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee shall consist of two or more Directors who are “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.

    (h)      “Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

    (i)      “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.

    (j)      “Director” means any individual who is a member of the Board of Directors of the Company.

    (k)      “Disability” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Disability,” a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee. Notwithstanding the foregoing, to the extent an Award provides nonqualified deferred compensation subject to Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

    (l)      “Employee” means any employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary are not considered Employees under this Plan.

    (m)      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.

    (n)      “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows:

  (i)      If the Common Stock is traded on a national or regional securities exchange or on the Nasdaq National Market System (“Nasdaq”), Fair Market Value shall be determined on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded on the date as of which Fair Market Value is to be determined or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

  (ii)      If the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the mean between the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq on the date as of which Fair Market Value is to be determined; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

  (iii)      If the Common Stock is not publicly traded as described in (i) or (ii) above, Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.

    (o)      “Family Members” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee).

    (p)      “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

    (q)      “Involuntary Termination Without Cause” means the dismissal, or the request for the resignation, of a Participant by either (i) a court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors’ committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to actions or omissions that would constitute Cause; or (ii) a duly authorized corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

    (r)      “Named Executive Officer” means a Participant who is considered a “covered employee” for purposes of Section 162(m) of the Code.

    (s)      “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

    (t)      “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

    (u)      “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

    (v)      “Participant” means an Employee or consultant who performs services for the Company or a Subsidiary who has been granted an Award under the Plan and which Award is outstanding.

    (w)      “Performance Award” means an Award granted upon or subject to the attainment of one or more Performance Goals during a Performance Period, as established by the Committee in its discretion in accordance with Article 10.

    (x)      “Performance Goals” means the criteria and objectives designated by the Committee that must be met during the Performance Period as a condition of the Participant’s receipt of a Performance Award, as described in Section 10.1(b) hereof.

    (y)      “Performance Period” means the period designated by the Committee during which the Performance Goals with respect to a Performance Award will be measured.

    (z)      “Plan” means this Sonic Automotive, Inc. 2012 Stock Incentive Plan, as amended from time to time.

    (aa)      “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock and ending on the date the shares of Common Stock subject to such Award are no longer restricted and subject to forfeiture.

    (bb)      “Restricted Stock” means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

    (cc)      “Restricted Stock Unit” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is subject to such restrictions as determined by the Committee.

    (dd)      “SAR” means a stock appreciation right granted pursuant to Article 7.

    (ee)      “Stock Award” means an equity-based award granted pursuant to Article 9.

    (ff)      “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls more than 50% of the voting power or equity or profits interests; provided, that for purposes of Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if such Options or SARs would then be considered to provide for a deferral of compensation within the meaning of Section 409A of the Code.

    (gg)      “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or a parent of the Company.

    (hh)      “Termination of Service” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Termination of Service” (and which may instead use the term “Separation from Service,” including for purposes of compliance with Section 409A of the Code), the termination of a Participant’s service with the Company and its Subsidiaries as an Employee or consultant for any reason other than a change in the capacity in which the Participant renders service to the Company or a Subsidiary or a transfer between or among the Company and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Service if his or her employer ceases to be a Subsidiary. All determinations relating to whether a Participant has incurred a Termination of Service and the effect thereof shall be made by the Committee in its discretion, including whether a leave of absence shall constitute a Termination of Service, subject to applicable law.

ARTICLE 3.    ADMINISTRATION

3.1      Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the individuals to whom Awards may from time to time be granted under the Plan; grant Awards; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award; vesting or exercise conditions applicable to an Award; the duration of an Award;

whether an Award is intended to qualify as a Performance Award; restrictions on transferability of an Award and any shares of Common Stock issued thereunder; whether, to what extent and under what circumstances Awards may be settled in cash, Common Stock or otherwise; subject to applicable law, the effect of a suspension of employment or leave of absence on an Award; and other restrictions and covenants upon which a Participant’s rights to receive, exercise or retain an Award or cash, Common Stock or other gains related thereto shall be contingent); construe and interpret the Plan and any agreement or instrument entered into under the Plan; correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement and determine all questions arising under the Plan or any Award Agreement; establish, amend, waive or rescind rules and regulations for the Plan’s administration (including without limitation rules and regulations relating to sub-plans established for the purposes of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, as provided in Section 15.14); delegate administrative responsibilities under the Plan; and (subject to the provisions of Article 12) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a Termination of Service. The Committee also shall have the absolute discretion to make all other determinations and take any other actions that may be necessary or advisable in the Committee’s opinion for the administration of the Plan.

3.2      Award Agreements.  Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall determine. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and incorporate any other terms and conditions, not inconsistent with the Plan (except when necessary to comply with Section 409A or other applicable law), as may be directed by the Committee. Except to the extent prohibited by applicable law, the Committee may, but need not, require as a condition of any such Award Agreement’s effectiveness that the Agreement be signed by the Participant.

3.3      Decisions Binding.  All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, the Company’s stockholders, and Participants and their estates and beneficiaries.

3.4      Indemnification.  In addition to such other rights they may have as Directors or members of the Committee, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against any loss, cost, liability or expense (including settlement amounts paid with the approval of the Committee) that may be imposed upon or reasonably incurred by the Committee member in connection with or resulting from any claim, action, suit or proceeding in which the member may be a party or otherwise involved by reason of any action taken or failure to act under or in connection with the Plan or any Award, except with respect to matters as to which the Committee member has been grossly negligent or engaged in willful misconduct or as prohibited by applicable law; provided, however, that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member’s own behalf.

ARTICLE 4.    STOCK SUBJECT TO THE PLAN; LIMITS

4.1      Stock Available Under the Plan.  Subject to adjustments as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is Two Million (2,000,000) shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards that expire or are forfeited or canceled for any reason or which are settled in cash or otherwise are terminated without the delivery of the full number of shares of Common Stock underlying the Award or to which the Award relates shall be available for further Awards under the Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Common Stock subject to an Award that are (a) withheld or retained by the Company in payment of the Option Price or other exercise or purchase price of an Award (including shares of Common Stock withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an Award), or (b) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an Award shall not become available again for Awards under the Plan.

Notwithstanding the other provisions of this Section 4.1, the maximum number of shares of Common Stock that may be issued pursuant to ISOs under this Plan shall be Two Million (2,000,000) shares, subject to adjustments as provided in Section 4.3. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

4.2      Individual Award Limits.  Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply (subject to adjustment as provided in Section 4.3):

    (a)      Individual Option and SAR Limit.  No Participant shall be granted, during any one calendar year, Options and/or SARs (whether such SARs may be settled in shares of Common Stock, cash or a combination thereof) covering in the aggregate more than Five Hundred Thousand (500,000) shares of Common Stock.

    (b)      Individual Limit on Other Awards.  With respect to any Awards other than Options and SARs, no Participant shall be granted, during any one calendar year, such Awards (whether such Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than Two Hundred Fifty Thousand (250,000) shares of Common Stock. With respect to any cash-based Stock Award that is intended to be a Performance Award, the maximum cash payment that may be paid during any one calendar year to a Participant shall be $4,000,000.

The foregoing limitations shall be applied in a manner that will permit Awards that are intended to constitute “performance-based compensation” under Section 162(m) of the Code to meet the applicable requirements thereunder.

4.3      Adjustments.    In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Committee to the maximum number and kind of shares of Common Stock that may be issued under the Plan set forth in Section 4.1, the number of shares subject to the ISO limit in Section 4.1, the number of shares of Common Stock subject to the Award limits set forth in Section 4.2 (to the extent such adjustment would not cause a failure to comply with the “performance-based compensation” exception under Section 162(m) of the Code) and in the number, kind and price of shares of Common Stock subject to outstanding Awards granted under the Plan. In addition, the Committee, in its discretion, shall have the right to make such similar adjustments as described above in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event that in the judgment of the Committee necessitates an adjustment as may be determined to be appropriate and equitable by the Committee. Adjustments under this Section 4.3 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Sections 162(m) and 409A of the Code and, in the case of ISOs, Sections 422 and 424(a) of the Code. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.

ARTICLE 5.    ELIGIBILITY AND PARTICIPATION

Awards under the Plan may be granted to Employees and consultants providing services to the Company or a Subsidiary (provided such consultants are natural persons who render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and which services do not directly or indirectly promote or maintain a market for the Company’s securities) as selected by the Committee. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one Award under the Plan; however, a grant made hereunder in any one year to a Participant shall neither guarantee nor preclude a further grant to such Participant in that year or subsequent years.

ARTICLE 6.    STOCK OPTIONS

6.1      Grants of Stock Options.  Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

    (a)      Award Agreement.  Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of the Company or a Subsidiary.

    (b)      Option Price.  The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (c)      Exercise of Options.  An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased thereafter until the expiration or termination of the Option.

    (d)      Option Term.  The term of an Option shall be determined by the Committee, but in no event shall an ISO be exercisable more than ten (10) years from the date of its grant or in the case of any ISO granted to a Ten Percent Stockholder, more than five (5) years from the date of its grant.

    (e)      Termination of Service.  Except to the extent an Option remains exercisable as provided below or as otherwise set forth in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Service with the Company and its Subsidiaries for any reason.

  (i)      General Rule.  In the event that a Participant incurs a Termination of Service for any reason other than Cause, Involuntary Termination Without Cause, or his death or Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) sixty (60) days following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.

  (ii)      Involuntary Termination Without Cause.  In the event that a Participant incurs a Termination of Service that constitutes an Involuntary Termination Without Cause, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) ninety (90) days following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.

  (iii)      Disability.  In the event that a Participant incurs a Termination of Service as a result of the Participant’s Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) one (1) year following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.

  (iv)      Death.  In the event that a Participant’s Termination of Service is caused by the Participant’s death, or in the event of the Participant’s death following the Participant’s Termination of Service but during the exercise period following termination described in subparagraph (i), (ii) or (iii) above, as applicable, then an Option may be exercised to the extent the Participant was entitled to exercise such Option as of the date of death by the person or persons to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution (or by the executor or administrator of the Participant’s estate), but only within the period ending on the earlier of (A) one (1) year following the date of death or (B) the expiration of the term of the Option as set forth in the Award Agreement.

    (f)      ISO Limitation.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which a Participant’s ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be made in accordance with applicable rules and regulations under the Code.

    (g)      Payment.  Options shall be exercised by the delivery of a written notice of exercise to the Company in the manner prescribed by the Company (or its delegate), specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price for the shares of Common Stock. Unless otherwise provided by the Committee, the aggregate Option Price shall be payable to the Company in full (i) in cash or cash equivalents acceptable to the Company, (ii) subject to applicable law, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Common Stock either were purchased on the open market or have been held by the Participant for a period of at least six months (unless such six-month period is waived by the Committee)), (iii) subject to applicable law and such rules as may be established by the Committee, by means of a “cashless exercise” facilitated by a securities broker approved by the Company through the irrevocable direction to sell all or part of the shares of Common Stock being purchased and to deliver the Option Price (and any applicable withholding taxes) to the Company, or (iv) a combination of the foregoing. The Committee also may provide that Options may be exercised using a “net share settlement” procedure, or by any other means it determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, as determined by the Committee).

    (h)      Transfer Restrictions.  Except as otherwise set forth herein, Options may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer NSOs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than 50% of the voting interests; provided, that such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

    (i)      No Stockholder Rights.  No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7.    STOCK APPRECIATION RIGHTS

7.1      Grants of SARs.  Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

    (a)      Award Agreement.  Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may grant SARs in tandem with or independently from Options.

    (b)      Initial Value of SARs.  The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.

    (c)      Exercise of SARs.  A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.

    (d)      Term of SARs.  The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten (10) years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.

    (e)      Termination of Service.  In the event that a Participant incurs a Termination of Service, the Participant’s SARs shall terminate in accordance with the provisions specified in Article 6 with respect to Options.

    (f)      Payment of SAR Value.  Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

    (g)      Nontransferability.  Except as otherwise set forth herein, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer SARs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than 50% of the voting interests; provided, that such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred SARs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the SARs). The SARs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

    (h)      No Stockholder Rights.  No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1      Grants of Restricted Stock and Restricted Stock Units.  Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:

    (a)      Award Agreement.  Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Restricted Stock granted or with respect to which the Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

    (b)      Purchase Price.  The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.

    (c)      Nontransferability.  Except as otherwise set forth in the Award Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee. Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such Restricted Stock Units and the satisfaction of any and all other conditions prescribed by the Committee.

    (d)      Other Restrictions.  The Committee may impose such conditions and restrictions on the grant or vesting of Restricted Stock and Restricted Stock Units as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including the Performance Goals described in Section 10.1(b)). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock and Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.

    (e)      Settlement of Restricted Stock Units.  After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of Common Stock with respect to which the Restricted Stock Units were granted. Such amount shall be paid in accordance with the terms of the Award Agreement and shall be paid in cash, shares of Common Stock (which shares of Common Stock themselves may be shares of Restricted Stock) or a combination thereof as specified by the Committee.

    (f)      Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

    (g)      Termination of Service.  Notwithstanding anything herein to the contrary and except as otherwise determined by the Committee, in the event of the Participant’s Termination of Service prior to the expiration of the Restricted Period, all shares of Restricted Stock and Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.

    (h)      Stockholder Rights.

    (i)      Restricted Stock.  Except to the extent otherwise provided by the Committee, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.

    (ii)      Restricted Stock Units.  A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, the Committee may, in its discretion, provide in an Award Agreement that, if the Board of Directors declares a dividend with respect to the Common Stock, Participants shall receive dividend equivalents with respect to their Restricted Stock Units. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash or Restricted Stock Units.

    (iii)      Adjustments and Dividends Subject to Plan.  With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.

    (i)      Issuance of Restricted Stock.  A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (i) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (ii) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 9.    STOCK AWARDS

The Committee may grant other types of Stock Awards that involve the issuance of shares of Common Stock or that are denominated or valued by reference to shares of Common Stock, including but not limited to the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains, the form in which the Stock Award shall be paid and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

ARTICLE 10.    PERFORMANCE AWARDS

10.1      Performance Awards.  Subject to the terms of the Plan (including the share limit in Section 4.2), the Committee may grant an Award of Restricted Stock or Restricted Stock Units or a Stock Award upon or subject to the attainment of one or more Performance Goals (a “Performance Award”) based upon a determination that the Participant is or may become a Named Executive Officer and the Committee intends such Awards to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code. The provisions of this Article 10 shall control to the extent inconsistent with Articles 8 and 9 and such Performance Awards shall be subject to the following terms and conditions:

    (a)      Award Agreement.  Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Performance Award pertains, the applicable Performance Goals and Performance Period, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

    (b)      Performance Goals.  The Committee shall establish one or more Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which twenty-five percent (25%) of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code; provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established. Such Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; market share; earnings per share (basic or diluted); net earnings; operating or other earnings; gross or net profits; revenues; financial return ratios; stockholder return; cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); cash position; return on equity; return on investment; debt rating; sales (including Company-wide sales and dealership sales); expense reduction levels; debt levels (including borrowing capacity); return on assets (gross or net); debt to equity ratio; debt to capitalization ratio; consummation of debt offerings; consummation of equity offerings; growth in assets, sales, or market share; customer satisfaction; reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); share count reduction; gross or operating margins; contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of the Company, based on the Participant’s division, business unit or employing Subsidiary, based on the performance of one or more divisions, business units or Subsidiaries, based on the performance of the Company and its Subsidiaries as a whole, or based on any combination of the foregoing. Performance Goals also may be expressed by reference to the Participant’s individual performance with respect to any of the foregoing criteria.

    Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise, provided that the Performance Goals meet the requirements hereunder. Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). When establishing the Performance Goals, the Committee may specify that the Performance Goals shall be determined either before or after taxes and shall be adjusted to exclude items such as (i) asset write-downs or impairment charges; (ii) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (iii) litigation or claim expenses, judgments or settlements, or (iv) changes in accounting principles or tax laws or other laws or provisions affecting reported results. The Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period.

    The Committee also may establish subjective Performance Goals for Participants, provided that for Named Executive Officers, the subjective Performance Goals may be used only to reduce, and not increase, the Performance Award otherwise payable under the Plan. The Committee can establish other performance measures for Awards granted to Participants to the extent they are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

    (c)      Payment.  Prior to the vesting, settlement, payment or delivery, as the case may be, of a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance Award have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Named Executive Officer except in its discretion in the case of the death or Disability of the Participant or a Change in Control.

    (d)      Code Section 162(m).  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate for Performance Awards that are intended satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. Nothing contained in the Plan shall be construed to limit the authority of the Company or the Committee to adopt other compensation arrangements, including an arrangement not intended to be or that does not meet the requirements for performance-based compensation under Section 162(m) of the Code.

ARTICLE 11.    CHANGE IN CONTROL

11.1      Impact on Options and SARs.  Notwithstanding any other provision of the Plan, all outstanding Options and SARs shall become fully vested and exercisable on and after (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.

11.2      Impact on Restricted Stock and Restricted Stock Units.  Notwithstanding any other provision of the Plan, all Awards of Restricted Stock and Restricted Stock Units (including Performance Awards other than Performance Awards described below) shall be deemed vested, all restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control (“Change in Control Vesting”). For Performance Awards of Restricted Stock and Restricted Stock Units for which the Performance Period has ended, but which remain subject to additional vesting or other restrictions, Change in Control Vesting also shall apply to such Performance Awards as adjusted (if necessary) based upon achievement of the applicable Performance Goals. For Performance Awards of Restricted Stock and Restricted Stock Units for which the Performance Period has not yet ended, Change in Control Vesting shall apply to such Awards of Restricted Stock and Restricted Stock Units on a pro rata basis based upon an assumed achievement of the applicable target Performance Goals and the length of time within the Performance Period that has elapsed prior to the Change in Control.

11.3      Stock Awards.  Stock Awards shall be subject to the terms of the applicable Award Agreement regarding a Change in Control.

ARTICLE 12.    FORFEITURE AND CLAWBACK

12.1      Forfeiture and Recoupment.  Notwithstanding any other provision of the Plan to the contrary, an Award Agreement may provide that an Award and/or a Participant’s rights, payments and benefits with respect to an Award (including Awards that have become vested and exercisable), including without limitation the right to receive an Award, to exercise an Award, to retain an Award or other Awards, to retain cash or Common Stock acquired in connection with an Award and/or to retain the profit or gain realized by the Participant in connection with an Award shall be subject to reduction, rescission, forfeiture or recoupment upon the occurrence of certain events (including, but not limited to, Termination of Service for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company, or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company), whether during or after termination, in addition to any forfeitures due to a vesting schedule or Termination of Service and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise.

12.2      Company Policies.  All Awards granted under the Plan also shall be subject to the terms and conditions of any policy regarding clawbacks, forfeitures, or recoupments adopted by the Company from time to time. Without limiting the foregoing, by acceptance of any Award, each Participant agrees to repay to the Company any amount that may be required to be repaid under any such policy.

ARTICLE 13.    AMENDMENT, SUSPENSION AND TERMINATION

13.1      Amendment, Suspension and Termination of Plan.  The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided that, any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Sections 162(m) and 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; or (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options. Unless sooner terminated by the Board, the Plan shall terminate on February 22, 2022, a term of ten years from the date the Plan was initially adopted by the Board. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.

13.2      Amendment of Awards.  Subject to Section 13.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent except as otherwise provided in the Plan or the Award Agreement.

13.3      Compliance Amendments.  Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and/or the Committee may amend any outstanding Award in any respect it deems necessary or advisable to comply with applicable law or address other regulatory matters without obtaining a Participant’s consent, including but not limited to reforming (including on a retroactive basis, if permissible and applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code or to comply with any other applicable laws, regulations or exchange listing requirements (including changes thereto).

ARTICLE 14.    WITHHOLDING

14.1      Tax Withholding Requirements.  The Company and its Subsidiaries shall have the power and the right to deduct or withhold from cash payments or, subject to Section 14.2, other property to be paid to the Participant, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local, or foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue, deliver or release restrictions on any shares of Common Stock or settle any Awards payable hereunder if such withholding requirements have not been satisfied.

14.2      Withholding Arrangements.  With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder that are to be paid in the form of cash or shares of Common Stock, at the discretion of the Committee and pursuant to such procedures as it may specify, the Committee may require or permit the Participant to satisfy the Participant’s withholding obligations (a) by delivering cash or having the Company or applicable Subsidiary withhold an amount from cash otherwise due the Participant; and/or (b) provided that any such share withholding or delivery can be effected without causing liability under Section 16(b) of the Exchange Act: (i) by having the Company or applicable Subsidiary withhold or retain from an Award shares of Common Stock having a Fair Market Value on the date the tax is to be determined of no more than the minimum statutory total tax that could be imposed on the transaction (if necessary to avoid adverse accounting consequences to the Company), or (ii) by delivering sufficient shares of Common Stock the Participant already owns (which are not subject to any pledge or security interest) having a Fair Market Value of no more than the minimum statutory total tax that could be imposed on the transaction (if necessary to avoid adverse accounting consequences to the Company). Notwithstanding the foregoing, the Committee shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding and delivery as it may deem necessary or appropriate.

ARTICLE 15.    GENERAL PROVISIONS

15.1      Restrictions on Stock Ownership/Legends.  Notwithstanding anything in the Plan to the contrary, the Committee, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

15.2      Deferrals.  Subject to Section 15.10, the Committee may require or permit a Participant to defer receipt of the delivery of shares of Common Stock or other payments pursuant to Awards under the Plan that otherwise would be due to such Participant. Subject to Section 15.10, any deferral elections shall be subject to such terms, conditions, rules and procedures as the Committee shall determine.

15.3      No Employment or Service Rights.  Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment by, or performance of services for, the Company or Subsidiary at any time for any reason.

15.4      No Participation Rights.  No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.

15.5      No Trust or Fund Created.  To the extent that any person acquires a right to receive Common Stock or cash payments under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property from its general assets with respect to any Awards under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any Subsidiary, on the one hand, and any Participant or other person, on the other hand. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or the applicable Subsidiary.

15.6      Restrictions on Transferability.  Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award that have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or such shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company and its Subsidiaries from any obligations to the Participant thereunder.

15.7      Requirements of Law.  The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan and Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 or any successor rule under the Exchange Act.

15.8      Approvals and Listing.  The Company shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency that the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

15.9      Compliance with Code Section 162(m).  It is intended that the Plan comply fully with and meet all of the requirements for “performance-based compensation” under Section 162(m) of the Code with respect to Options and SARs granted hereunder. At all times when the Committee determines that compliance with the “performance-based compensation” exception under Section 162(m) of the Code is required or desired, it is intended that Performance Awards granted under this Plan also comply with the requirements for “performance-based compensation” under Section 162(m) of the Code, and the Plan must be resubmitted to the stockholders of the Company as necessary in accordance with Section 162(m) of the Code (which Treasury Regulations thereunder currently require that the stockholders reapprove the Plan no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan). In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its discretion, determine that it is advisable to grant Awards that shall not qualify as “performance-based compensation,” and the Committee may grant Awards that do not satisfy the requirements of Section 162(m) of the Code.

15.10      Compliance with Code Section 409A.  It is generally intended that the Plan and all Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated, interpreted and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of and subject to Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. Except as may be provided in an Award Agreement, to the extent that any Award provides for a deferral of compensation subject to Section 409A of the Code and the Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined by the Company in accordance with its procedures), benefits payable under the Award that are required to be postponed under Section 409A of the Code following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall not be paid until after six months following such separation from service (except as Section 409A of the Code may permit), but shall instead be accumulated and paid in a lump sum on the first business day following expiration of such six-month period. To the extent an Award does not provide for a deferral of compensation subject to Section 409A of the Code, but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award hereunder complies with or is exempt from Section 409A of the Code, and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

15.11      Other Corporate Actions.  Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements (including an arrangement not intended to be performance-based compensation under Section 162(m) of the Code) or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

15.12      Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

15.13      Severability.  The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.

15.14      Participants Outside of the United States.  Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, vary, modify or amend the terms of Awards made to or held by a Participant in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to or accommodate differences in laws, rules, regulations, customs or policies of each jurisdiction outside of the United States where the Participant is located or employed or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. The Committee also may establish administrative rules and procedures to facilitate the operation of the Plan in such foreign jurisdictions. The Committee also is authorized to adopt sub-plans to achieve the purposes of this Section 15.14. An Award may have terms that are inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the affected Participant.

15.15      Governing Law.  To the extent not preempted by federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Awards hereunder will be exclusively in the courts of the State of North Carolina, County of Mecklenburg, including the federal courts located therein (should federal jurisdiction exist).

15.16      Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company or other transaction.

15.17      Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Appendix C

☐                        ¢

SONIC AUTOMOTIVE, INC.

P R O X Y

Charlotte, North Carolina

THIS PROXY IS BEING SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF SONIC AUTOMOTIVE, INC.

The undersigned hereby appoints Mr. David P. Cosper and Mr. Stephen K. Coss as proxies, each with the power to appoint his Substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of the Voting Stock of Sonic Automotive, Inc. held of record by the undersigned on February 21, 2012, at the Annual Meeting of Stockholders to be held on April 18, 2012 at 10:30 a.m., at Charlotte Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina, or any adjournment thereof.

(Continued and to be signed on the reverse side)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

SONIC AUTOMOTIVE, INC.

April 18, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, Annual

Report to Stockholders and Annual Report on Form 10-K

for the year ended December 31, 2011 and form of proxy card

are available at www.proxydocs.com/SAH

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

¢     20933330000000001000    0                                                                                                041812

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Item 1 and “FOR” Items 2-5. This appointment of proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR ALL NOMINEES” in Item 1 and “FOR” in Items 2-5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

The following matters are proposed by Sonic Automotive, Inc. for consideration					FOR	AGAINST	ABSTAIN

2. To approve, on a non-binding advisory basis, Sonic’s executive compensation as disclosed in the accompanying proxy statement;

3. To approve the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors;

4. To approve the Sonic Automotive, Inc. 2012 Stock Incentive Plan; and

					☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
1. Election of nine directors:
☐	FOR ALL NOMINEES	NOMINEES: O O. Bruton Smith O B. Scott Smith O David B. Smith O William I. Belk O William R. Brooks O Victor H. Doolan O Robert Heller O Robert L. Rewey O David C. Vorhoff
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)			5. To ratify the appointment of Ernst & Young LLP as Sonic’s independent public accountants for the year ending December 31, 2012.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS

PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 18, 2012:

The Company’s Notice of Meeting, Proxy Statement on Schedule 14A, form of proxy card, 2011 Annual Report on Form 10-K and 2011 Annual Report are available at: www.proxydocs.com/SAH

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

Class A Common Stock Shares:
Class B Common Stock Shares:

Please check the box if you plan to attend the Annual Meeting of Stockholders. Directions to attend the Annual Meeting, where you may vote in person, can be found at the following weblink: http://www.charlottemotorspeedway.com/fans/directions/. Information on that website or available by such weblink is not incorporated into or a part of the proxy statement or this proxy card or any of our filings with the SEC.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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